As filed with the U.S. Securities and Exchange Commission on February 13, 2012

Registration No. 333-

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GOLD PARTY PAYDAY, INC.

(Exact name of registrant as specified in its charter)

Delaware		45-3327444
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3189 Pepperhill Road

Lexington, Kentucky 40502

Tel: (859) 552-6204

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Tatum L. Morita

President, Chief Executive Officer and Chief Financial Officer

Gold Party Payday, Inc.

3189 Pepperhill Road

Lexington, Kentucky 40502

Tel: (859) 552-6204

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copy to:

Spencer G. Feldman, Esq.

Greenberg Traurig, LLP

MetLife Building

200 Park Avenue – 15th Floor

New York, New York 10166

Tel: (212) 801-9200; Fax: (212) 801-6400; E-mail: feldmans@gtlaw.com

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer	☐	Accelerated Filer	☐
Non-accelerated Filer	☐	Smaller Reporting Company	☑

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit		Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.000001 per share	666,667 shares	$0.12	(2)	$80,000.04	$9.17

(1)	This registration statement shall also cover any additional shares of common stock that shall become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of the outstanding shares of common stock.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION, DATED FEBRUARY 13, 2012

GOLD PARTY PAYDAY, INC.

666,667 Shares

Common Stock

We are offering up to a total of 666,667 shares of common stock on a self-underwritten basis, 333,334 shares minimum and 666,667 shares maximum. The offering price is $0.12 per share. In the event that 333,334 shares are not sold within 180 days after the date of this prospectus, at our sole discretion, we may extend the offering for an additional 90 days. If we decide to extend the offering for this additional period, we will file a post-effective amendment of our registration statement informing you of this extension.  In the event that 333,334 shares are not sold within 180 days after the date of this prospectus or within the additional 90 days if extended, all money received by us will be returned to you the next business day or as soon as possible after the offering’s termination, without charge, deduction or interest. If at least 333,334 shares are sold within 180 days after the date of this prospectus or within the additional 90 days if extended, all money received by us will be retained by us and there will be no refund. There are no minimum purchase requirements for each individual investor.  The proceeds of this offering will be deposited in a separate bank account established by us, until we have sold at least 333,334 shares of common stock. Once we sell at least 333,334 shares of common stock, the funds will be released to us.

There are no underwriting commissions involved in this offering. Our common stock will be sold on our behalf by our officers and directors.  The intended methods of communication with potential investors include, without limitation, telephone calls and personal contacts.  Our officers and directors will not receive any commissions or proceeds from the offering for selling the shares on our behalf.

Before this offering, there has been no public market for our shares of common stock. Assuming we raise the minimum amount in this offering, we will attempt to have our shares of common stock quoted on the OTC Bulletin Board following this offering. No assurance can be given that the shares will be quoted on the OTC Bulletin Board. To be quoted on the OTC Bulletin Board, a market maker must apply to make a market in our common stock.

An investment in these securities involves a high degree of risk.
Please carefully review the section titled “Risk Factors” beginning on page 4.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is _____ __, 2012

In considering the acquisition of the common stock described in this prospectus, you should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. This prospectus is not an offer to sell, or a solicitation of an offer to buy, shares of common stock in any jurisdiction where offers and sales would be unlawful. The information contained in this prospectus is complete and accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the shares of common stock.

TABLE OF CONTENTS

SUMMARY	1

RISK FACTORS	4

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	10

WHERE YOU CAN FIND MORE INFORMATION	10

USE OF PROCEEDS	11

DETERMINATION OF OFFERING PRICE	12

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES	12

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	14

BUSINESS	18

MANAGEMENT	21

PRINCIPAL STOCKHOLDERS	24

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	25

PLAN OF DISTRIBUTION AND TERMS OF THE OFFERING	26

DESCRIPTION OF SECURITIES	30

SHARES AVAILABLE FOR FUTURE SALE	32

LEGAL MATTERS	33

EXPERTS	33

INTEREST OF NAMED EXPERTS AND COUNSEL	33

INDEX TO FINANCIAL STATEMENTS	F-1

i

SUMMARY

You should read the following summary together with the more detailed information contained elsewhere in this prospectus, including the section titled “Risk Factors,” regarding us and the common stock being sold in this offering.

Unless the context otherwise requires, when we refer to “our company,” “we,” “us” or “our,” we are referring to Gold Party Payday, Inc., a Delaware corporation, and its wholly-owned subsidiary, Gold Party Payday, LLC, a Kentucky limited liability company.

Overview

Gold Party Payday, a development stage company, organizes events and parties in which guests bring their unwanted jewelry, scrap gold and silver, coins and other gold and silver items to sell to us. Our events are centered around home parties hosted primarily by individuals. We will also support organizations by holding fundraising events hosted by churches and other charitable or religious organizations. A Gold Party Payday event host typically receives 10% of the gross proceeds received at the event. The host will also receive a bonus equal to 5% of the gross proceeds received at the first party or event that is booked by a guest who attended the original event. To date, we have only organized two parties, but expect to hold one to two events per month on average in 2012. Eight to 15 people have attended each of our parties and we expect that number of guests to be consistent at future events.

Gold Party Payday guests have their gold and silver items tested, measured, weighed and appraised at the party and they receive an offer on the spot, based on the quality and quantity of the precious metals contained in the items and prevailing gold and silver prices. Event guests who accept the offer and sell their items to us receive a corporate check at that time. We keep purchased items separated for at least three days in case a seller changes his or her mind and wants a refund minus a 10% processing fee. To date, we have not used a written purchase or sale contract.

We utilize industry relationships to source the best prices offered by precious metal refineries to resell the purchased items in bulk quantities. Given our industry relationships, we also work with a select group of clients who rely on us to source gold and silver bullion at competitive prices.

We are in direct competition with jewelry stores and pawnshops that purchase gold and silver.  We believe that we distinguish ourselves in three ways:

•	Our guests sell their items in a trusted environment, for example, at friends’ homes or at their church or a charity's office,

•	We can offer higher payouts because we do not have a “brick and mortar” storefront and the high overhead and operational expenses associated with them, and

•	Our guests enjoy the satisfaction in knowing they are financially contributing to a friend, church or charity by selling items to us.

Our expansion and growth plans for the future include establishing a regional network of independent associates in cities throughout Kentucky and surrounding states, provided we can continue to offer exceptional customer service and competitive payouts that set us apart.  As we grow, we plan on adding independent associates to book parties and events throughout these and other states, and hire an in-house accounting staff to manage our finances and in-house marketing and operations staff to manage our events.

With the net proceeds of this offering, we intend to expand the geographic footprint of our parties and events. We also expect to deploy additional capital by being able to host events and acquire gold and silver items more frequently.  We will increase our marketing budget to create more market awareness of our company through direct-mail pieces to charities and churches, as well as online pay-per-click advertising through Google, Bing and Yahoo.

We are a newly-formed, development stage company with limited revenue and operations, minimal assets and a net loss since inception. Our independent registered public accounting firm has expressed substantial doubt that we can continue as an ongoing business operation. An investment in our shares of common stock in this offering involves a high degree of risk.

Corporate Information and History

We were incorporated in the State of Delaware on September 19, 2011. Our wholly-owned subsidiary, Gold Party Payday, LLC, in which we began our business, was formed as a limited liability company under the laws of the State of Kentucky on August 16, 2011. Our principal executive office is located at 3189 Pepperhill Road, Lexington, Kentucky 40502. Our main telephone number is (859) 552-6204. We maintain a website at www.goldpartypayday.net. The contents of this website are not part of this prospectus and should not be relied upon with respect to making a decision to invest in our common stock.

THE OFFERING

Common stock being offered by us	A minimum of 333,334 shares of common stock and a maximum of 666,667 shares of common stock, par value $0.00001 per share.

Offering price	$0.12 per share.

Offering period	The shares are being offered for a period not to exceed 180 days after the date of this prospectus, unless extended by our board of directors for an additional 90 days.

Net proceeds to us	Approximately $10,000 assuming the minimum number of shares is sold. Approximately $50,000 assuming the maximum number of shares is sold.

Use of proceeds	We will use the net proceeds of this offering to expand our marketing efforts and for working capital.

Common stock outstanding before the offering (1)	4,000,000 shares.

Common stock outstanding after the offering (1)	4,333,334 shares (minimum); 4,666,667 shares (maximum)

Trading symbol	We will attempt to have our shares quoted on the OTC Bulletin Board following this offering.

Risk factors	Investing in our common stock involves a high degree of risk. Please refer to the sections “Risk Factors” and “Dilution” before making an investment in our stock.

The proceeds of the offering will be deposited in a separate bank account established by us.  The bank will hold the funds in the account until we receive a minimum of $40,000 at which time the funds will be released to us. Any funds received in excess of $40,000 will immediately be available to us. If we do not receive the minimum amount of $40,000 within 180 days after the date of this prospectus, we may extend the offering for an additional 90 days. If we have not received the minimum amount at the end of the 90-day extension, all funds will be returned to you the next business day or as soon as possible after the offering’s termination, without charge, deduction or interest. During the 180-day period after the date of this prospectus and possible additional 90-day period, no funds will be returned to you. You will only receive a refund of your subscription if we do not raise a minimum of $40,000 within the 180-day period after the date of this prospectus, which period could be extended by an additional 90 days at our discretion for a total of 270 days.  If we decide to extend the offering for this additional 90-day period, we will file a post-effective amendment of our registration statement informing you of this extension.  Investors will not be entitled to a refund of their investment if we decide to extend the offering period for the additional 90 days.

(1)	As of February 10, 2012.

2

SUMMARY FINANCIAL INFORMATION

The summary financial information set forth below is derived from and should be read in conjunction with our consolidated financial statements, including the notes to the financial statements, appearing at the end of this prospectus.

	August 16, 2011		August 16, 2011
	(Inception)	Three Months ended	(Inception) to
	to September 30, 2011	December 31, 2011	December 31, 2011
Consolidated Statement of Operations Data(1):
Revenue earned during the development stage	$52,195	$-	$52,195 (1)
Cost of goods sold	52,152	-	52,152
Total operating expenses	1,042	580	1,042
Net loss	(419)	(580)	(999)
Net loss per common share - basic and diluted (2)	(0.00)	(0.00)	(0.00)

	At December 31, 2011
		As Adjusted	As Adjusted
	Actual	(minimum)(3)	(maximum)(3)
Consolidated Balance Sheet Data:
Cash	$968	$10,968	$50,968
Working capital	1,751	11,751	51,751
Total assets	1,946	11,946	51,946
Total current liabilities	195	195	195
Total stockholder’s equity	1,751	11,751	51,751

(1)	The financial information above relates to Gold Party Payday LLC from August 16, 2011 (date of inception) to December 31, 2011, and to Gold Party Payday, Inc. from September 19, 2011 (date of inception) to December 31, 2011.

(2)	Net loss per share is calculated on the basis of 4,000,000 shares of common stock being outstanding for the period presented. See Note 1 of the Notes to Financial Statements.

(3)	Gives effect on an as adjusted basis to the sale by us of the minimum and maximum number of shares of common stock in this offering at an offering price of $0.12 per share.

3

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following material risks, together with the other information contained in this prospectus, before you decide to buy our common stock. If any of the following risks actually occur, our business, results of operations and financial condition would likely suffer. In these circumstances, the market price of our common stock could decline, and you may lose all or part of your investment.

Risks Relating to Our Business and Industry

We have reported limited revenue and net losses, and there can be no assurance that we will ever generate significant revenue or net income.

We began our business on August 16, 2011, and have limited revenue and operations, and minimal assets.  Our operations are subject to all of the risks inherent in the establishment of a new business enterprise.  The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the growth of a new business, the scaling-up of operations and the competitive environment in which we are operating.  From August 16, 2011 (date of inception) to December 31, 2011, we had revenue earned during the development stage of $52,195 and a net loss of $(999).  At December 31, 2011, we had stockholder’s equity of $1,751.  No assurance can be given that we will have net income in future periods or ever generate significant revenue. Our ability to achieve and maintain profitability and positive cash flow is dependent, among other things, upon:

•	development and launching of our strategy to expand to cities throughout Kentucky and surrounding states,

•	creation of market awareness through direct-mail pieces and online advertising,

•	ability to attract event hosts and guests who want to sell their unwanted gold and jewelry items, and

•	entering into profitable relationships with refiners of precious metals.

Based upon current plans, we expect to incur operating losses in future periods because we expect to incur expenses which will exceed revenue for the foreseeable future.

Because of our deficit accumulated during the development stage and our net loss, our auditors have expressed substantial doubt as to our ability to continue as a going concern.

Because we had a deficit accumulated during the development stage at December 31, 2011, and had a net loss and net cash used in operating activities for the period from August 16, 2011 (date of inception) to December 31, 2011, our auditors have expressed substantial doubt as to our ability to continue as a going concern. This means that there is substantial doubt that we can continue as an ongoing business for the next 12 months without raising additional funds. The financial statements included in this prospectus do not include any adjustments that might result from the uncertainty about our ability to continue in business. If we continue to sustain losses and lack sufficient capital, we may have to cease operations and you could lose your investment.

A decrease in gold and silver prices will likely result in fewer potential sellers of gold and silver items, which would negatively impact our operations.

Gold and silver prices have historically been subject to fluctuations and are affected by numerous factors beyond our control, including international economic and political conditions, levels of supply and demand, availability and costs of metals substitutes and international exchange rates. Stronger gold and silver prices have resulted in a greater interest by Americans in selling their unwanted jewelry, scrap gold and silver, coins and other gold and silver items. There can be assurance that this interest will continue at its current level and, when gold and silver prices do decrease, we expect fewer Americans will be interested in selling their gold and silver items, resulting in a lack of supply of goods to us and more competitive conditions.  Accordingly, a decrease in gold and silver prices would negatively impact our operations and financial results.

4

If we do not attract event hosts and guests, we will not make a profit, which ultimately will result in a cessation of operations.

Our success depends on our ability to attract event hosts and guests who desire to sell their unwanted gold and jewelry items for cash. Our strategy to attract individuals and organizations includes direct mail and online advertising. If we are unsuccessful in attracting a sufficient number of event hosts and guests, our ability to make money and our financial condition will be harmed. We cannot guarantee that we will ever have a significant number of events. Even if we accomplish this, there is no guarantee that we will generate a profit. If we cannot generate a profit, we will have to suspend or cease operations.

In light of our limited financial resources, we may be unable to maintain agreements for the services of a precious metal refinery which could impair our ability to pursue our business.

We need to maintain a services agreement with a precious metal refinery in connection with our business. In light of the fact that we are a small company and have limited financial resources, we may be unable to maintain formal agreements for the services of a precious metal refinery. In the event that we are unable to maintain these services, we may be forced to seek alternative sources for such services and the costs may be higher than anticipated.

We directly compete with jewelry stores and pawnshops, some of which are more visible than us and most of which have substantially greater resources than we have.

Some jewelry stores and pawnshops benefit from occupying "brick and mortar" storefronts, being located in retail areas and utilizing print and other advertising in a given community, thus being more visible to potential sellers of gold and silver items, than we are. In addition, most of these jewelry stores and pawnshops have substantially greater financial and personnel resources than we have. These additional resources may allow these competitors to continue in the business longer than we can under adverse market conditions.  Competition in this market is highly competitive.

We have limited marketing and sales capability, which would not currently support growth and could cause our results of operations to be stagnant.

We have limited internal marketing and sales capability at this time. Currently, our own marketing and sales force would not support growth.  This limited marketing and sales capability could cause our results of operations to be stagnant for an indefinite period of time.

We have a need for the proceeds of this offering to expand our marketing efforts and for subsequent funding thereafter.

We have a need for the proceeds of this offering in order to finance our planned marketing efforts that would include conducting direct-mail campaigns and online advertising.  No assurance can be given that the amount of money being allocated to such marketing efforts will be sufficient to complete these plans, or that we will derive any profits from these planned marketing efforts.  Additionally, although we believe the anticipated proceeds of this offering, together with cash on hand and projected cash flow from operating activities, will allow us to conduct our operations for at least the next 12 months (if the minimum number of shares are sold) to 15 months (if all of the shares are sold), our continued operations thereafter will depend upon the availability of cash flow, if any, from our operations or our ability to raise additional funds through equity or debt financing.  There is no assurance that we will be able to obtain additional funding when it is needed, or that such funding, if available, will be obtainable on terms and conditions favorable to or affordable by us.  If we cannot obtain needed funds, we may be forced to curtail our activities.

5

Additional capital, if needed, may not be available on acceptable terms, if at all, and any additional financing may be on terms adverse to your interests.

We may need additional cash to fund our operations. Our capital needs will depend on numerous factors, including market conditions and our profitability. We cannot be certain that we will be able to obtain additional financing on favorable terms, if at all. If additional financing is not available when required or is not available on acceptable terms, we may be unable to fund expansion, successfully promote our brand name, develop or enhance our services, take advantage of business opportunities, or respond to competitive pressures or unanticipated requirements, any of which could seriously harm our business and reduce the value of your investment.

If we are able to raise additional funds, if and when needed, by issuing additional equity securities, you may experience significant dilution of your ownership interest and holders of these new securities may have rights senior to yours as a holder of our common stock. If we obtain additional financing by issuing debt securities, the terms of those securities could restrict or prevent us from declaring dividends and could limit our flexibility in making business decisions. In this case, the value of your investment could be reduced.

If Tatum L. Morita resigns or dies without our having found a replacement, our operations may be suspended or cease. If that should occur, you could lose your investment.

Tatum L. Morita is our President, Chief Executive Officer and Chief Financial Officer.  We are dependent upon her to coordinate the marketing of our services and for her knowledge and contacts in our business.  If Ms. Morita should resign or die, there will be no one with her knowledge to operate the company. Further, we do not have an employment agreement with Ms. Morita and we do not have key-person life insurance for our benefit should she die. If we lose the services of Ms. Morita, and until we find another person to replace her, our operations may be suspended. In that event, it is possible you could lose your entire investment.

Compliance with changing regulation of corporate governance and public disclosure may result in additional expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002, new SEC regulations and Finra rules, are creating uncertainty for companies such as ours. These new or changed laws, regulations and standards are subject to varying interpretations in many cases due to their lack of specificity, and as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies, which could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We are committed to maintaining high standards of corporate governance and public disclosure. As a result, we intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new or changed laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, our reputation may be harmed.

Failure to achieve and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 could prevent us from producing reliable financial reports or identifying fraud. In addition, current and potential stockholders could lose confidence in our financial reporting, which could have an adverse effect on our stock price.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud, and a lack of effective controls could preclude us from accomplishing these critical functions. We are required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, which requires annual management assessments of the effectiveness of an issuer’s internal controls over financial reporting. Assigned to accounting issues at present is only Ms. Morita, our President, Chief Executive Officer and Chief Financial Officer, which may be deemed to be inadequate. Although we intend to augment our internal controls procedures and expand our accounting staff, there is no guarantee that this effort will be adequate.

6

During the course of our testing, we may identify deficiencies which we may not be able to remediate. In addition, if we fail to maintain the adequacy of our internal accounting controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404. Failure to achieve and maintain an effective internal control environment could cause us to face regulatory action and also cause investors to lose confidence in our reported financial information, either of which could have an adverse effect on our stock price.

Because Tatum L. Morita, our President, Chief Executive Officer and Chief Financial Officer, does not have significant prior experience in event planning or precious metal appraisals, we may have to hire individuals or suspend or cease operations.

Because Tatum L. Morita, our President, Chief Executive Officer and Chief Financial Officer, does not have significant prior experience in event planning or precious metal appraisals, we may have to hire additional experienced personnel to assist us with our operations. If we need additional experienced personnel and we do not hire them, we could fail in our plan of operations and have to suspend operations or cease operations.

Because Tatum L. Morita, our President, Chief Executive Officer and Chief Financial Officer, does not have prior experience in financial accounting and the preparation of reports under the Securities Exchange Act of 1934, we may have to hire individuals which could result in an expense we may be unable to pay.

Because Tatum L. Morita, our President, Chief Executive Officer and Chief Financial Officer, does not have prior experience in financial accounting and the preparation of reports under the Securities Exchange Act of 1934, we may have to hire additional experienced personnel to assist us with their preparation. If we need additional experienced personnel and we do not hire them, we could fail in our plan of operations and have to suspend operations or cease operations entirely and you could lose your investment.

Having only two officers and two directors (the same persons) limits our ability to establish effective independent corporate governance procedures and increases the control of our senior executive officer.

We have only two directors and two officers.  Accordingly, we cannot establish board committees comprised of independent members to oversee functions like compensation or audit issues.  In addition, a tie vote of board members is decided in favor of the chairman (who is Tatum L. Morita, our President, Chief Executive Officer and Chief Financial Officer), which gives Ms. Morita significant control over all corporate issues.

Unless and until we have a larger board of directors that would include one or more independent members, there will be limited oversight of Ms. Morita’s decisions and activities and little ability for you to challenge or reverse those activities and decisions, even if they are not in your best interests.

Risks Related to Our Common Stock

Because there is no public trading market for our common stock, you may not be able to resell your stock and, as a result, your investment is illiquid.

There is currently no public trading market for our common stock. Therefore, there is no central place, such as a stock exchange or electronic trading system, to resell your shares. If you want to resell your shares, you will have to locate a buyer and negotiate your own sale. As a result, your investment is illiquid.

An active trading market may not develop in the future.

An active trading market may not develop or, if developed, may not be sustained. The lack of an active market may impair your ability to sell your shares of common stock at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market may also reduce the market value and increase the volatility of your shares of common stock. An inactive market may also impair our ability to raise capital by selling shares of common stock and may impair our ability to acquire other companies or assets by using shares of our common stock as consideration.

7

Our current management can exert significant influence over us and make decisions that are not in the best interests of all stockholders.

Prior to the closing of this offering, Tatum L. Morita, our President, Chief Executive Officer and Chief Financial Officer, owns 100% of our outstanding shares of common stock. After this offering, she will continue to be able to assert significant influence over all matters requiring stockholder approval, including the election and removal of directors and any change in control. In particular, this concentration of ownership of our outstanding shares of common stock could have the effect of delaying or preventing a change in control, or otherwise discouraging or preventing a potential acquirer from attempting to obtain control. This, in turn, could have a negative effect on the market price of our common stock. It could also prevent our stockholders from realizing a premium over the market prices for their shares of common stock. Moreover, the interests of the owners of this concentration of ownership may not always coincide with our interests or the interests of other stockholders and, accordingly, could cause us to enter into transactions or agreements that we would not otherwise consider.

Finra sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

The Financial Industry Regulatory Authority, or Finra, has adopted rules that require that in recommending an investment to a customer, a broker/dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities (commonly referred to as penny stock) to their non-institutional customers, broker/dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information.  These requirements are described in more detail in this prospectus under the heading “Plan of Distribution and Terms of the Offering; Section 15(g) of the Exchange Act - Penny Stock Disclosure” below.  Under interpretations of these rules, Finra believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers.  Finra requirements will make it more difficult for broker/dealers to recommend that their customers buy our common stock when traded, which may have the effect of reducing the level of trading activity and liquidity of our common stock in the future.  Further, many brokers charge higher fees for these speculative low-priced securities transactions. As a result, fewer broker/dealers may be willing to make a market in our common stock, reducing a stockholder’s ability to resell shares of our common stock.

We will incur ongoing costs and expenses for SEC reporting and compliance and we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

We plan to contact a market maker promptly following the effective date of this registration statement (and do not currently expect any shortage of or delay in identifying a qualified market maker) and apply to have the shares quoted on the OTC Bulletin Board operated by Finra.  To be eligible for quotation on the OTC Bulletin Board, issuers must remain current in their periodic report filings with the SEC. Securities that become delinquent in their required filings are removed. In order for us to remain in compliance we will require funds to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to remain in compliance, it may be difficult for you to resell any shares you may purchase, if at all.

Our charter contains some anti-takeover provisions that may inhibit a takeover that might benefit you.

The provisions in our certificate of incorporation relating to delegation to the board of directors of rights to determine the terms of preferred stock may have the effect not only of discouraging attempts by others to buy us, but also of making it more difficult or impossible for stockholders to make management changes.  The ability of our board of directors to determine the terms of preferred stock, while providing flexibility in connection with possible business purchases and other corporate purposes, could make it more difficult for a third party to secure a majority of our outstanding shares of common stock.

8

Our common stock is considered “penny stock” and may be difficult to sell.

The SEC has adopted regulations which generally define “penny stock” to be an equity security that has a market or exercise price of less than $5.00 per share, subject to specific exemptions. The market price of our common stock may be below $5.00 per share and therefore may be designated as a “penny stock” according to SEC rules. This designation requires any broker or dealer selling these securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules may restrict the ability of brokers or dealers to sell our common stock and may affect the ability of our stockholders to sell their shares. In addition, since we will attempt to have our shares of common stock quoted on the OTC Bulletin Board following this offering, our stockholders may find it difficult to obtain accurate quotations of our common stock and may find few buyers to purchase the stock or a lack of market makers to support the stock price.

We do not anticipate paying dividends in the foreseeable future; you should not buy our stock if you expect dividends.

We currently intend to retain our future earnings to support operations and to finance expansion and, therefore, we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

We could issue “blank check” preferred stock without stockholder approval with the effect of diluting then current stockholder interests and impairing their voting rights, and provisions in our charter documents and under Delaware corporate law could discourage a takeover that stockholders may consider favorable.

Our certificate of incorporation authorizes the issuance of up to 5,000,000 shares of “blank check” preferred stock with designations, rights and preferences as may be determined from time to time by our board of directors. Our board of directors is empowered, without stockholder approval, to issue a series of preferred stock with dividend, liquidation, conversion, voting or other rights which could dilute the interest of, or impair the voting power of, our common stockholders. The issuance of a series of preferred stock could be used as a method of discouraging, delaying or preventing a change in control. For example, it would be possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of our company. In addition, advanced notice is required prior to stockholder proposals.

We are selling the shares offered in this prospectus without an underwriter and may not be able to sell all of the shares.

The shares of common stock are being offered on our behalf by our officers and directors on a self-underwritten efforts basis.  No broker/dealer has been retained as an underwriter and no broker/dealer is under any obligation to purchase any shares.  There are no firm commitments to purchase any of the shares in this offering.  Consequently, there is no guarantee that we, through our officers and directors, are capable of selling all of the shares offered in this prospectus.

9

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Included in this prospectus are “forward-looking” statements, as well as historical information. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that the expectations reflected in these forward-looking statements will prove to be correct. Our actual results could differ materially from those anticipated in forward-looking statements as a result of certain factors, including matters described in the section titled “Risk Factors.” Forward-looking statements include those that use forward-looking terminology, such as the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “project,” “plan,” “will,” “shall,” “should” and similar expressions, including when used in the negative. Although we believe that the expectations reflected in these forward-looking statements are reasonable and achievable, these statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements. Actual results may be materially different than those described in this prospectus. Important factors that could cause our actual results, performance or achievements to differ from these forward-looking statements include the factors described in the “Risk Factors” section and elsewhere in this prospectus.

All forward-looking statements attributable to us are expressly qualified in their entirety by these and other factors. Except as required by federal securities laws, we undertake no obligation to update or revise these forward-looking statements, whether to reflect events or circumstances after the date initially filed or published, to reflect the occurrence of unanticipated events or otherwise.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 with the U.S. Securities and Exchange Commission, or the SEC, to register the shares of our common stock being offered by this prospectus. In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file at the SEC’s public reference facilities at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information regarding the public reference facilities. The SEC maintains a website, http://www.sec.gov that contains reports, proxy statements and information statements and other information regarding registrants that file electronically with the SEC, including us. Our SEC filings are also available to the public from commercial document retrieval services. Information contained on our website should not be considered part of this prospectus.

You may also request a copy of our filings at no cost by writing or telephoning us at:

Gold Party Payday, Inc.

3189 Pepperhill Road

Lexington, Kentucky 40502

Attention: Ms. Tatum L. Morita

President, Chief Executive Officer and Chief Financial Officer

Tel: (859) 552-6204

10

USE OF PROCEEDS

Use of Proceeds

Our offering is being made on a $40,000 minimum, $80,000 maximum self-underwritten basis.  The table below sets forth the use of proceeds if 333,334 shares (minimum) and 666,667 shares (maximum) of the offering are sold, deducting in each case $30,000 in estimated direct offering costs.  The two offering scenarios below are presented for illustrative purposes only and the actual amount of proceeds received, if any, may differ.

	Sale of	Sale of
	333,334	666,667
	Shares	Shares
Application of Net Proceeds	(Minimum)	(Maximum)

Marketing efforts	$2,500	$10,000
Working capital	7,500	40,000
Total	$10,000	$50,000

We expect to pay the offering costs from cash on hand and the proceeds of this offering.

With the net proceeds of this offering, we intend to expand the geographic footprint of our parties and events. We also expect to deploy additional capital by being able to host events and acquire gold and silver items more frequently.  We will increase our marketing budget to create more market awareness of our company through direct-mail pieces to charities and churches, as well as online pay-per-click advertising through Google, Bing and Yahoo.

We believe the anticipated proceeds of this offering, together with cash on hand and projected cash flow from operating activities, will allow us to conduct our operations for at least the next 12 months if the minimum number of shares are sold and for at least 15 months if the maximum number of shares are sold.

There are no underwriting commissions involved in this offering. Our common stock will be sold on our behalf by our officers and directors. Our officers and directors will not receive any commissions or proceeds from the offering for selling the shares on our behalf.

Dividend Policy

We do not expect to pay a dividend on our common stock in the foreseeable future. The payment of dividends on our common stock is within the discretion of our board of directors, subject to our certificate of incorporation. We intend to retain any earnings for use in our operations and the expansion of our business. Payment of dividends in the future will depend on our future earnings, future capital needs and our operating and financial condition, among other factors.

As of the date of this prospectus, we do not have any equity compensation plans.

11

DETERMINATION OF OFFERING PRICE

Before this offering, there has been a limited and sporadic public trading market for our shares of common stock, and we cannot give any assurance to you that an active secondary market might develop or will be sustained after this offering.  The price of the shares we are offering has been determined solely by us (as there is no underwriter or placement agent involved in this offering) and, as such, is arbitrary in that the price does not necessarily bear any relationship to our assets, earnings, book value or other criteria of value, and may not be indicative of the price that may prevail in the public market.  No third-party valuation or appraisal has ever been prepared for our business.  Among the factors we considered in setting a price were (without one factor being materially more important than the others):

•	our need to raise up to a total of $40,000 in gross proceeds in this offering,

•	our limited operating history, as well as the other numerous obstacles we face in operating and expanding our business, as described in the “Risk Factors” section of this prospectus,

•	the amount of capital to be contributed by purchasers in this offering in proportion to the number of shares of common stock to be retained by our existing stockholder, and

•	our cash requirements to run our business over the next 12 to 15 months.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholder.

At December 31, 2011, the pre-offering net tangible book value of our shares of common stock was approximately $1,751, or approximately $0.0004 per share based upon 4,000,000 shares outstanding. The pre-offering net tangible book value reflects the $0 of offering expenses already paid at December 31, 2011. Our offering costs will be paid from cash on hand and from the proceeds of this offering.

If All of the Shares are Sold

Upon completion of this offering, in the event all of the shares are sold, the post-offering net tangible book value of the 4,666,667 shares to be outstanding will be approximately $51,751, or approximately $0.0111 per share. The post-offering net tangible book value reflects the $30,000 of offering expenses remaining to be paid. The net tangible book value of the shares held by our existing stockholder will be increased by $0.0107 per share without any additional investment on their part.

After completion of this offering, if 666,667 shares are sold, non-affiliated stockholders would own 14.3% of the total number of shares then outstanding for which non-affiliated stockholders will have made a cash investment of $80,000, or $0.12 per share. Our existing affiliated stockholder received 4,000,000 shares of common stock (valued at a price of $0 per share, or $0 in total) in consideration for her membership interests in Gold Party Payday, LLC, the former company. We did not receive cash in connection with the issuance of those shares. If 666,667 shares are sold in this offering, our existing stockholder will own 85.7% of the total number of shares then outstanding.

If the Minimum Number of Shares are Sold

Upon completion of this offering, in the event 333,334 shares (the minimum) are sold, the post-offering net tangible book value of the 4,333,334 shares to be outstanding will be approximately $11,751, or approximately $0.0027 per share. The post-offering net tangible book value reflects the $30,000 of offering expenses remaining to be paid. The net tangible book value of the shares held by our affiliated stockholder will be increased by $0.0023 per share without any additional investment on their part.

12

After completion of this offering, if 333,334 shares are sold, non-affiliate stockholders will own 7.7% of the total number of shares then outstanding for which non-affiliate stockholders will have made a cash investment of $40,000, or $0.12 per share.  If 333,334 shares are sold in this offering, our existing affiliated stockholder will own 92.3% of the total number of shares then outstanding. The following table compares the differences of your investment in our shares with the investment of our existing stockholder.

Existing stockholder if all of the shares are sold

Net tangible book value per share before offering	$0.0004
Pro forma net tangible book value per share after offering	$0.0111
Increase in net tangible book value per share attributable to new investors	$0.0107
Dilution per share to new investors	$0.1089

Capital contribution of existing stockholder	$0.0000
Number of shares outstanding before the offering	4,000,000
Number of shares after offering assuming the sale of the maximum number of shares sold	4,666,667
Percentage of ownership after offering	85.7%

Existing stockholder if the minimum number of shares are sold

Net tangible book value per share before offering	$0.0004
Pro forma net tangible book value per share after offering	$0.0027
Increase in net tangible book value per share attributable to new investors	$0.0023
Dilution per share to new investors	$0.1173

Capital contribution of existing stockholder	$0.0000
Number of shares outstanding before the offering	4,000,000
Number of shares after offering assuming the sale of the minimum number of shares sold	4,333,334
Percentage of ownership after offering	92.3%

Purchasers of shares in this offering if all of the shares are sold

Price per share	$0.12
Capital contributions of public investors	$80,000
Number of shares after offering held by public investors	666,667
Percentage of capital contribution by existing stockholder	0%
Percentage of capital contributions by public investors	100%
Percentage of ownership after offering	14.3%

Purchasers of shares in this offering if the minimum number of shares are sold

Price per share	$0.12
Capital contributions of public investors	$40,000
Number of shares after offering held by public investors	333,334
Percentage of capital contribution by existing stockholder	0%
Percentage of capital contributions by public investors	100%
Percentage of ownership after offering	7.7%

13

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following description of our financial condition and results of operations in conjunction with the consolidated financial statements and accompanying notes included in this prospectus beginning on page F-1.

This section includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like “believe,” “expect,” “estimate,” “anticipate,” “intend,” “project” and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Overview

We organize events and parties in which guests bring their unwanted jewelry, scrap gold and silver, coins and other gold and silver items to sell to us.  Our events are centered around home parties hosted primarily by individuals.  We will also support organizations by holding fundraising events hosted by churches and other charitable or religious organizations.  A Gold Party Payday event host typically receives 10% of the gross proceeds received at the event.  The host will also receive a bonus equal to 5% of the gross proceeds received at the first party or event that is booked by a guest who attended the original event. To date, we have only organized two parties, but expect to hold one to two parties per month on average in 2012. Eight to 15 people have attended each of our parties and we expect that number of guests to be consistent at future events.

Event guests have their items tested, measured, weighed and appraised at the party and they receive an offer on the spot, based on the quality and quantity of the precious metals contained in the items and prevailing gold and silver prices.  Event guests who accept the offer and sell their items to us receive a corporate check at that time. We keep purchased items separated for at least three days in case a seller changes his or her mind and wants a refund minus a 10% processing fee.

We pay the guest based on the estimated appraised value, less a calculated deduction which is our gross profit. Following the event, we deliver the purchased items to a refinery to melt down the items into a solid form to produce pure gold, silver and other precious metals. This solid form is then tested for purity and payment from the refinery to us is based on the true value of the metal. We estimate that we will be paid 90% of the daily gold spot value. We are paid from the refinery approximately two weeks following melting and testing.

Revenue Recognition

Revenue is recognized when the unwanted jewelry, coins and other gold and silver items have been delivered to the refiner and collectability is reasonably assured. Revenue recognized from these sales is net of applicable provisions for refunds, discounts and allowances, if any.

Limited Operating History

We are considered a development stage company in accordance with the guidance contained in the Codification Topic No. 915, “Development Stage Entities.”  We are still devoting substantially all of our efforts toward establishing our business, and our planned principal operations have commenced in a limited capacity.  All losses accumulated since inception have been considered as part of our development stage activities.

We have commenced limited operations and will require additional capital to recruit personnel to operate our business and to implement our business plan. In the next 12 months, if we are unable satisfy our cash requirements, our sole stockholder has indicated that she is willing to loan funds to us to cover any shortfalls, as described below.

14

Matters that May or Are Currently Affecting Our Business

The main challenges and trends that could affect or are affecting our financial results include:

•	Decrease in gold and silver prices - Gold and silver prices have historically been subject to fluctuations and are affected by numerous factors beyond our control. Stronger gold and silver prices have resulted in a greater interest by Americans in selling their unwanted jewelry, scrap gold and silver, coins and other gold and silver items. There can be no assurance that this interest will continue at its current level and, when gold and silver prices do decrease, we expect fewer Americans will be interested in selling their gold and silver items, resulting in a lack of supply of goods to us and more competitive conditions, which will negatively impact our financial results.

•	Direct competition with jewelry stores and pawnshops - Some jewelry stores and pawnshops benefit from occupying “brick and mortar” storefronts, being located in retail areas and utilizing print and other advertising in a given community, thus being more visible to potential sellers of gold and silver items, than we are. In addition, most of these jewelry stores and pawnshops have greater financial resources than we do. These additional resources may allow these competitors to continue in the business longer than we can under adverse market conditions.

•	Availability of additional capital - Our growth will depend on the availability of additional capital. We have limited revenue and losses and may be dependent on non-banking or traditional sources of capital, which tend to be more expensive. Any increase in cost of goods sold will further tighten cash reserves.

Results of Operations

For the period from August 16, 2011 (date of inception) to December 31, 2011, we had $52,195 in revenues. Revenues were generated from the purchase of gold bullion coins for clients which will not be our normal revenue generating activity of organizing events and parties in which guests bring their unwanted jewelry, scrap gold and silver, coins and other gold and silver items to sell to us. The buying of gold bullion coins for customers has an extremely low markup and caused us to incur $52,152 in costs of goods sold, giving rise to a gross profit of $43. Operating expenses for the period totaled $1,042, resulting in a net loss of $(999). Expenses for the period consisted of $945 in professional fees and $97 for general and administrative expenses. No income tax provision has been made for the period from August 16, 2011 (date of inception) to December 31, 2011.

Liquidity and Capital Resources

As of December 31, 2011, we had $968 cash on hand. We anticipate that our cash position is not sufficient to fund current operations.  We have no lending relationships with commercial banks and are dependent upon the completion of one or more financings or equity raises to fund our continuing operations.  We anticipate that we will seek additional capital through debt or equity financings.  While we are aggressively pursuing financing, there can be no assurance that we will be successful in our capital raising efforts.  Any additional equity financing may result in substantial dilution to our stockholders.

Our financial statements have been prepared on a going concern basis, which contemplates the realization of assets and settlement of liabilities and commitments in the normal course of business for the foreseeable future.  Since inception, we have generated minimal revenue and accumulated operating losses.  In addition, we do not have sufficient working capital to meet current operating needs for the next 12 months, as described above.  All of these factors raise substantial doubt about our ability to continue as a going concern.

Our officers and directors have not, as of the date of this prospectus, loaned any funds to us.  Except as indicated below, there are no such formal commitments or arrangements to advance or loan funds to us in the future.

15

Tatum L. Morita, our President, Chief Executive Officer and Chief Financial Officer, has agreed to loan us up to $50,000 in order to fund our working capital expenditure requirements for one year after the date of this prospectus, as and when such funding is necessary and required. Any such loan will be evidenced by a non interest-bearing, unsecured promissory note payable if and when we have the financial resources to do so, as determined by our board at that time.

Seasonality

Although our operating history is limited, we do not consider our business to be seasonal.

Off Balance Sheet Arrangements

We do not have any off balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenue or expenses, results of operations, liquidity or capital expenditures or capital resources that is material to an investor in our securities.

Cash Requirements

We believe that our cash on hand and cash flow from operations will meet part of our present cash needs and we will require additional cash resources, including selling equity and seeking loans, to meet our expected capital expenditure and working capital needs for the next 12 months. The sale of additional equity securities could result in dilution to our stockholders. The incurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financial covenants that would restrict our operations. Financing may not be available in amounts or on terms acceptable to us, if at all. Any failure by us to raise additional funds on terms favorable to us, or at all, could limit our ability to expand or continue our business operations and could harm our overall business prospects.

These conditions indicate a material uncertainty that casts significant doubt about our ability to continue as a going concern.   We require additional debt or equity financing to have the necessary funding to continue operations and meet our obligations, and we believe that we will be able to obtain financing.  Thus, we have continued to adopt the going concern basis of accounting in preparing our financial statements.

Impact of Recently Issued Accounting Standards

In May 2011, the FASB issued the FASB Accounting Standards Update No. 2011-04 “Fair Value Measurement” (“ASU 2011-04”). This amendment and guidance are the result of the work by the FASB and the IASB to develop common requirements for measuring fair value and for disclosing information about fair value measurements in accordance with U.S. GAAP and International Financial Reporting Standards (IFRSs).

This update does not modify the requirements for when fair value measurements apply; rather, they generally represent clarifications on how to measure and disclose fair value under ASC 820, Fair Value Measurement, including the following revisions:

•	An entity that holds a group of financial assets and financial liabilities whose market risk (that is, interest rate risk, currency risk, or other price risk) and credit risk are managed on the basis of the entity’s net risk exposure may apply an exception to the fair value requirements in ASC 820 if certain criteria are met. The exception allows such financial instruments to be measured on the basis of the reporting entity’s net, rather than gross, exposure to those risks.

•	In the absence of a Level 1 input, a reporting entity should apply premiums or discounts when market participants would do so when pricing the asset or liability consistent with the unit of account.

•	Additional disclosures about fair value measurements.

The amendments in this Update are to be applied prospectively and are effective for a public entity during interim and annual periods beginning after December 15, 2011.

16

In June 2011, the FASB issued the FASB Accounting Standards Update No. 2011-05 “Comprehensive Income” (“ASU 2011-05”), which was the result of a joint project with the IASB and amends the guidance in ASC 220, Comprehensive Income, by eliminating the option to present components of other comprehensive income (OCI) in the statement of stockholders’ equity. Instead, the new guidance now gives entities the option to present all non-owner changes in stockholders’ equity either as a single continuous statement of comprehensive income or as two separate but consecutive statements. Regardless of whether an entity chooses to present comprehensive income in a single continuous statement or in two separate but consecutive statements, the amendments require entities to present all reclassification adjustments from OCI to net income on the face of the statement of comprehensive income.

The amendments in this Update should be applied retrospectively and are effective for a public entity for fiscal years, and interim periods within those years, beginning after December 15, 2011.

We do not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on our consolidated financial statements.

17

BUSINESS

Overview

We organize events and parties in which guests bring their unwanted jewelry, scrap gold and silver, coins and other gold and silver items to sell to us.  Our events are centered around home parties hosted primarily by individuals.  We will also support organizations by holding fundraising events hosted by churches and other charitable or religious organizations.

Operations

A Gold Party Payday event host typically receives 10% of the gross proceeds received at the event.  The host also receives a bonus equal to 5% of the gross proceeds received at the first party or event that is booked by a guest who attended the original event. To date, we have only organized two parties, but expect to hold one to two events per month on average in 2012. Eight to 15 people have attended each of our parties and we expect that number of guests to be consistent at future events.

Event guests have their gold and silver items tested, measured, weighed and appraised at the party and they receive an offer on the spot, based on the quality and quantity of the precious metals contained in the items and prevailing gold and silver prices.  Event guests who accept the offer and sell their items to us receive a corporate check at that time. We keep purchased items separated for at least three days in case a seller changes his or her mind and wants a refund minus a 10% processing fee. To date, we have not used a written purchase or sale contract.

We utilize industry relationships to source the best prices offered by precious metal refineries to resell the purchased items in bulk quantities.  Given our industry relationships, we also work with a select group of clients who rely on us to source gold and silver bullion at competitive prices.

We pay the guest based on the estimated appraised value, less a calculated deduction which is our gross profit. Following the event, we deliver the items to a refinery to melt down the items into a solid form to produce pure gold, silver and other precious metals. This solid form is then tested for purity and payment from the refinery to us is based on the true value of the metal. We estimate that we will be paid 90% of the daily gold spot value. We are paid from the refinery approximately two weeks following melting and testing.

Currently, we do not pay for gems. At our parties, we offer to remove gems and stones from jewelry settings and return them to the seller. If the seller does not want to keep the gems and stones, then we will retain them and take a bulk quantity to a gemologist for appraisal of value.

We have arrangements in place with several precious metal refining companies. We currently perform our own appraising services. In the future, we may retain appraising companies from time to time to attend our events with us.

Opportunity

Gold has been highly valued from the earliest time because of its beauty and resistance to corrosion and because it is easier to work with than all other metals. Gold is easier to obtain in pure form than all other metals. Due to its relative rarity, gold has been used as currency and as a basis for international monetary transactions. According to public statistics, over 80% of available gold has been used to produce coins and jewelry which are purchased by consumers. Over time, some of these items become unwanted or broken. We provide a way for consumers to cash in on these unwanted and broken items while recycling the gold back into the overall gold market.

18

As the global economic market turns downward, we believe that more individuals will be seeking a safe and easy solution to sell their unwanted gold and silver coins and jewelry containing precious metals. As the need for cash rises, so does the value of gold, silver and other precious metals.

Growth Strategy

Our expansion and growth plans for the future include establishing a regional network of independent associates in cities throughout Kentucky and surrounding states, provided we can continue to offer exceptional customer service and competitive payouts that set us apart.  As we grow, we plan on adding independent associates to book parties and events throughout these and other states, and hire an in-house accounting staff to manage our finances and in-house marketing and operations staff to manage our events.

With the net proceeds of this offering, we intend to expand the geographic footprint of our parties and events. We also expect to deploy additional capital by being able to host parties and acquire gold and silver items more frequently.  We will increase our marketing budget to create more market awareness of our company through direct-mail pieces to charities and churches, as well as online pay-per-click advertising through Google, Bing and Yahoo.

Competition

We are in direct competition with jewelry stores and pawnshops that purchase gold and silver.  We believe that we distinguish ourselves in three ways:

•	Our guests sell their items in a trusted environment, for example, at friends’ homes or at their church or a charity's office,

•	We can offer higher payouts because we do not have a brick and mortar storefront and the high overhead and operational expenses associated with it, and

•	Our guests enjoy the satisfaction in knowing they are financially contributing to a friend, church or charity by selling items to us.

Our business is highly competitive. We are a newcomer to this industry and virtually everyone we compete with has more industry experience than we do, has more financial resources than we do, and will likely have more financial resources than we will have for the foreseeable future. Some of our primary competitors are Cash4Gold, LLC, My Gold Envelope, Money4Gold, Inc. and Lippincott, LLC.

Government Regulation

Our activities currently are subject to no particular regulation by governmental agencies other than that routinely imposed on corporate businesses. However, we are subject to the unfair trade practice rules of the Federal Trade Commission. We may also be subject to various state laws designed to protect consumers. We cannot predict the impact of future regulations on either us or on consumers.

Intellectual Property

We currently have no patents, trademarks or other registered intellectual property. We do not consider the grant of patents, trademarks or other registered intellectual property essential to the success of our business.

Employees

Tatum L. Morita, our President, Chief Executive Officer and Chief Financial Officer, was our only full-time employee as of February 10, 2012. As our company grows, we expect to hire more employees.

19

Facilities

We currently utilize an office in the home of Tatum L. Morita, our President, Chief Executive Officer and Chief Financial Officer, on a rent-free basis.

Legal Proceedings

We are not involved in any pending or threatened legal proceedings.

20

MANAGEMENT

Officers and Board of Directors

The names and ages of our directors and officers, and their positions, are as follows:

Name	Age	Positions

Tatum L. Morita	31	President, Chief Executive Officer, Chief Financial Officer and Director

Richard J. Hitt	27	Secretary and Director

The principal occupations for the past five years (and, in some instances, for prior years) of each of our directors and officers are as follows:

Tatum L. Morita, President, Chief Executive Officer, Chief Financial Officer and a Director, founded our company in August 2011. Ms. Morita has been involved in the residential real estate market as a realtor and investor for ten years. Currently, she is a realtor at Atkins Real Estate since January 2011, and was a realtor at Believe It Realty from June 2009 to January 2011, and at Rector-Hayden Realty from November 2003 to June 2009. Ms. Morita’s family has extensive experience in the precious metals business through multiple private mining companies, in which Ms. Morita has assisted from time to time in the past. Ms. Morita holds a B.A. degree in communications from the University of Kentucky.

Richard J. Hitt, Secretary and a Director, joined our company in September 2011. Mr. Hitt is currently the director of business development of Legacy Financial, a financial software developer, since March 2011. Previously, Mr. Hitt was director of expansion of Phi Gamma Delta, a non-profit organization, from May 2007 to March 2011. He is also an independent investor in the precious metals market. Mr. Hitt holds a B.A. degree in economics and Spanish from Wittenberg University, Springfield, Ohio. Mr. Hitt spends approximately four hours per month working with us.

All directors hold office until the next annual meeting of stockholders and the election and qualification of their successors. Officers are elected annually by the board of directors and serve at the discretion of the board.

Board Committees

Our board of directors expects to create an audit committee, compensation committee, and nominations and governance committee by the end of 2012, in compliance with established corporate governance requirements. Currently, we have no “independent” directors, as that term is defined under Nasdaq listing rules.

Audit Committee. We plan to establish an audit committee of the board of directors. The audit committee would be primarily responsible for reviewing the services performed by our independent registered public accounting firm and evaluating our accounting policies and our system of internal controls.

Compensation Committee. We plan to establish a compensation committee of the board of directors. The compensation committee would review and approve our salary and benefits policies, including compensation of executive officers. The compensation committee would also administer any future incentive compensation plans, and recommend and approve grants of stock options, restricted stock and other awards under any such plan.

Nominations and Governance Committee. We plan to establish a nominations and governance committee of the board of directors. The purpose of the nominations and governance committee would be to select, or recommend for our entire board’s selection, the individuals to stand for election as directors at the annual meeting of stockholders and to oversee the selection and composition of committees of our board. The nominations and governance committee’s duties would also include considering the adequacy of our corporate governance and overseeing and approving management continuity planning processes.

21

To date, our full board, rather than any of the committees, has performed all of these functions.

Indebtedness of Directors and Executive Officers

None of our directors or officers or their respective associates or affiliates is indebted to us.

Family Relationships

Our directors and officers do not have any family relationship between each other.

Legal Proceedings

As of the date of this prospectus, there is no material proceeding to which any of our directors, officers, affiliates or stockholders is a party adverse to us.

Employment Agreements

We do not currently have an employment agreement with Tatum L. Morita, our President, Chief Executive Officer and Chief Financial Officer, or with Richard J. Hitt, our Secretary, and do not intend to do so until such time as we deem it prudent. Ms. Morita and Mr. Hitt do not currently receive a salary for their services.

Section 16(a) Beneficial Ownership Reporting Compliance

We do not have securities registered under Section 12 of the Exchange Act and, accordingly, our directors, officers and affiliates are not required to file reports under Section 16(a) of the Exchange Act.

Code of Ethics

Our board of directors has adopted a code of ethics, which applies to all our directors, officers and employees. Our code of ethics is intended to comply with the requirements of Item 406 of Regulation S-K.

Our code of ethics is posted on our Internet website at www.goldpartypayday.net. We will provide our code of ethics in print without charge to any stockholder who makes a written request to Tatum L. Morita, our President, Chief Executive Officer and Chief Financial Officer, at Gold Party Payday, Inc., 3189 Pepperhill Road, Lexington, Kentucky 40502. Any waivers of the application, and any amendments to, our code of ethics must be made by our board of directors. Any waivers of, and any amendments to, our code of ethics will be disclosed promptly on our Internet website, www.goldpartypayday.net.

Executive Compensation

We began our business in August 2011. No salaries have been paid by us at any time through February 10, 2012. We have not entered into any employment agreements with our officers.

The following table sets forth, since inception, all cash compensation paid, distributed or accrued, including salary and bonus amounts, for services rendered to us by our Chief Executive Officer and other executive officers in such period who received or are entitled to receive remuneration in excess of $100,000 during the stated period and any individuals for whom disclosure would have been made in this table but for the fact that the individual was not serving as an executive officer at September 30, 2011:

22

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary $	Bonus $	Stock Awards $	Option Awards $ (1)	Non-Equity Incentive Plan Compensation $	Nonqualified Deferred Compensation Earnings $	All Other Compensation $	Totals $
Tatum L. Morita	2011	0	0	0	0	0	0	0	0
President, Chief Executive Officer and Chief Financial Officer (1)

Richard J. Hitt, Secretary	2011	0	0	0	0	0	0	0	0

(1)	The determination of value of option awards is based upon the Black-Scholes Option pricing model, details and assumptions of which are set out in our financial. The amounts represent annual amortization of fair value of stock options granted to the named executive officer.

The aggregate amount of benefits in each of the years indicated did not exceed the lesser of $50,000 or 10% of the compensation of any named officer.

Outstanding Equity Awards at Fiscal Year-End

As of February 10, 2012, there were no equity awards outstanding to any of our current or previous executive officers.

Director Compensation

Tatum L. Morita and Richard J. Hitt do not currently receive any compensation for serving on our board of directors.

23

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the number of shares of our common stock beneficially owned on February 10, 2012, by:

•	each person who is known by us to beneficially own 5% or more of our common stock,

•	each of our directors and officers, and

•	all of our directors and officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days after the date indicated in the table are deemed beneficially owned by the optionees. Subject to any applicable community property laws, the persons or entities named in the table above have sole voting and investment power with respect to all shares indicated as beneficially owned by them.

Name (1)	Number of Shares Beneficially Owned (2)	Percentage of Shares Beneficially Owned
Officers and Directors:

Tatum L. Morita	4,000,000	100.0%

Richard J. Hitt	0	–

All officers and directors as a group (2 persons)	4,000,000	100.0%

* Less than 1% of outstanding shares of common stock.

(1)	The address of each person is c/o Gold Party Payday, Inc., 3189 Pepperhill Road, Lexington, Kentucky 40502.

(2)	Unless otherwise indicated, includes shares owned by a spouse, minor children and relatives sharing the same home, as well as entities owned or controlled by the named person. Also includes shares if the named person has the right to acquire those shares within 60 days after February 10, 2012, by the exercise or conversion of any warrant, stock option or convertible preferred stock. Unless otherwise noted, shares are owned of record and beneficially by the named person.

24

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Pursuant to a Contribution Agreement, dated as of September 20, 2011, Tatum L. Morita, our President, Chief Executive Officer and Chief Financial Officer, contributed to the capital of our company 100% of the outstanding membership interests of Gold Party Payday LLC, a California limited liability company, in exchange for 4,000,000 shares of our common stock, constituting all of our outstanding shares of common stock.

Tatum L. Morita has agreed to loan us up to $50,000 in order to fund our working capital expenditure requirements for one year after the date of this prospectus, as and when such funding is necessary and required. Any such loan will be evidenced by a non interest-bearing, unsecured promissory note payable if and when we have the financial resources to do so, as determined by our board at that time.

Our board of directors has determined that none of the members of our board of directors qualifies as “independent” directors under Nasdaq’s definition of independence.

25

PLAN OF DISTRIBUTION AND TERMS OF THE OFFERING

We are offering up to a total of 666,667 shares of common stock on a self-underwritten basis, 333,334 shares minimum and 666,667 shares maximum. The offering price is $0.12 per share. Funds will be deposited in a separate bank account established by us. The funds will be held in the bank account until we receive a minimum of $40,000, at which time those funds will be released to us for our use as set forth in the “Use of Proceeds” section of this prospectus.

There is currently no active public trading market for our shares of common stock, and we cannot give any assurance to you that the shares offered by this prospectus can be resold for at least the offered price if and when an active secondary market might develop, or that a public market for our shares will be sustained even if one is ultimately developed.

In the event that 333,334 shares are not sold within 180 days after the date of this prospectus, at our sole discretion, we may extend the offering for an additional 90 days.  If we decide to extend the offering for this additional period, we will file a post-effective amendment of our registration statement informing you if this extension.  Investors will not be entitled to a refund of their investment if we decide to extend the offering period for the additional 90 days.  In the event that 333,334 shares are not sold within 180 days after the date of this prospectus or within the additional 90 days if extended, all monies received by us will be returned to you the next business day or as soon as possible after the offering’s termination, without charge, deduction or interest.  If at least 333,334 shares are sold within 180 days after the date of this prospectus or within the additional 90 days if extended, all monies received by us will be released to us and there will be no refund. There are no minimum purchase requirements for each individual investor.

Our shares of common stock will be sold on our behalf by our officers and directors.  Potential investors include, but are not limited to, friends, family members and business acquaintances of our officers and directors.  The intended methods of communication include, without limitation, telephone calls and personal contacts.  In their efforts, our officers and directors will not use any mass advertising methods such as the Internet or print media.  Our officers and directors (including any of their affiliates) will not receive any commissions or proceeds from the offering for selling the shares on our behalf.  We have not engaged the services of any broker/dealer to assist us in selling the shares.

There are no finders fees involved in our distribution. Officers, directors, affiliates or anyone involved in marketing the shares will not be allowed to purchase shares in the offering. You will not have the right to withdraw your funds during the offering. You will only have the right to have your funds returned if we do not raise the minimum amount of the offering or there would be a change in the material terms of the offering. The following are material terms that would allow you to be entitled to a refund of your money:

•	extension of the offering period beyond a total of 270 days after the date of this prospectus,

•	change in the offering price,

•	change in the minimum sales requirement,

•	change to allow sales to affiliates in order to meet the minimum sales requirement,

•	change in the amount of proceeds necessary to release the proceeds held in the separate bank account, and

•	change in the application of the proceeds.

If the changes above occur, any new offering may be made by means of a post-effective amendment.

26

We will sell the shares in this offering through our officers and directors. They will receive no commissions from the sale of any shares. They will not register as a broker/dealer under Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker/dealer. The conditions are that:

•	The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Securities Exchange Act, at the time of his participation,

•	The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities,

•	The person is not at the time of their participation, an associated person of a broker/dealer, and

•	The person meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Securities Exchange Act, in that he (a) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities, (b) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months, and (c) does not participate in selling and offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs (a)(4)(i) or (a)(4)(iii).

This is a self-underwritten offering. This prospectus forms a part of a registration statement that permits our officers and directors to sell the shares directly to the public, with no commission or other remuneration payable to them for any shares they sell. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. Our officers and directors will sell the shares and intend to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, our officers and directors will rely on the safe harbor from broker/dealer registration set out in Rule 3a4-1 under the Securities Exchange Act, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker/dealer.

Our officers and directors (including their respective affiliates) will not purchase shares in this offering to reach the minimum offering amount.

Offering Period, Extension and Expiration Date

This offering will start on the date of this prospectus (that is, when our registration statement is declared effective by the SEC) and continue for a period of 180 days after the date of this prospectus.  Unless the offering is completed or otherwise terminated by us, we may extend the offering period for an additional 90 days.  If we decide to extend the offering for this additional 90-day period, we will file a post-effective amendment of our registration statement informing you of this extension.  Investors will not be entitled to a refund of their investment if we decide to extend the offering period for the additional 90 days.  We reserve the right to terminate this offering at any time. We have not determined under what circumstances we would terminate the offering prior to the expiration of the offering period; however, we reserve the right to do so. Such termination will be solely at our discretion. Should we do so and have not reached the minimum amount, your funds will be returned to you the next business day or as soon as possible after the offering’s termination, without charge, deduction or interest. If we terminate the offering prior to the end to the offering period, but have reached at least the minimum offering amount, we will retain the proceeds.  We will file a post-effective amendment to advise you if we decide to terminate this offering prior to the end of the offering period.

We will not market these securities or accept any money until this registration statement is declared effective by the SEC.

27

Procedures for Subscribing

We will not accept any money until this registration statement is declared effective by the SEC. Once the registration statement is declared effective by the SEC, if you decide to subscribe for any shares in this offering, you must:

•	Execute and deliver a subscription agreement, a copy of which is included with the prospectus (and as an exhibit to the registration statement of which this prospectus forms a part), and

•	Deliver a check or certified funds to us for acceptance or rejection. All checks for subscriptions must be made payable to “Gold Party Payday, Inc.”

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without charge, deduction or interest.  Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

Section 15(g) of the Exchange Act - Penny Stock Disclosure

Our shares are “penny stock” covered by Section 15(g) of the Securities Exchange Act of 1934 and Rules 15g-1 through 15g-6 promulgated under the Securities Exchange Act. They impose additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser’s written agreement to the transaction prior to the sale. Consequently, the rules may affect the ability of broker/dealers to sell our securities and also may affect your ability to resell your shares.

Section 15(g) also imposes additional sales practice requirements on broker/dealers who sell penny stock. These rules require a one-page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to an understanding of the function of the penny stock market, such as “bid” and “offer” quotes, a dealers “spread” and broker/dealer compensation; the broker/dealer compensation, the broker/dealer’s duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers’ rights and remedies in cases of fraud in penny stock transactions; and the Financial Industry Regulatory Authority’s toll-free telephone number and the central number of the North American Securities Administrators Association (NASAA), for information on the disciplinary history of broker/dealers and their associated persons. While Section 15(g) and Rules 15g-1 through 15g-6 apply to broker/dealers, they do not apply to us.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stock unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales person’s compensation.

28

Rule 15g-6 requires broker/dealers selling penny stock to provide their customers with monthly account statements.

The foregoing rules apply to broker/dealers. They do not apply to us in any manner whatsoever. The application of the penny stock rules may affect your ability to resell your shares because many brokers are unwilling to buy, sell or trade penny stock as a result of the additional sales practices imposed upon them which are described in this section.

Regulation M

We are subject to Regulation M of the Securities Exchange Act of 1934. Regulation M governs activities of underwriters, issuers, selling security holders and others in connection with offerings of securities. Regulation M prohibits distribution participants and their affiliated purchasers from bidding for, purchasing or attempting to induce any person to bid for or purchase the securities being distributed.

OTC Bulletin Board Considerations

There is currently no active public trading market for our shares of common stock, and we cannot give any assurance to you that the shares offered by this prospectus can be resold for at least the offered price if and when an active secondary market might develop, or that a public market for our shares will be sustained even if one is ultimately developed.

The OTC Bulletin Board is separate and distinct from the Nasdaq stock market. Nasdaq has no business relationship with issuers of securities quoted on the OTC Bulletin Board. The SEC’s order handling rules, which apply to Nasdaq-listed securities, do not apply to securities quoted on the OTC Bulletin Board.

Although the Nasdaq stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTC Bulletin Board has no listing standards. Rather, it is the market maker who chooses to quote a security on the system and is obligated to comply with keeping information about the issuer in its files. The only requirement for inclusion in the OTC Bulletin Board is that the issuer be current in its periodic reporting requirements with the SEC.

Investors may have greater difficulty in getting orders filled on the OTC Bulletin Board rather than on Nasdaq. Investors’ orders may be filled at a price much different than expected when an order is placed. Trading activity in general is not conducted as efficiently and effectively as with Nasdaq-listed securities.

Investors must contact a broker/dealer to trade OTC Bulletin Board securities. Investors do not have direct access to the OTC Bulletin Board service. For OTC Bulletin Board securities, there only has to be one market maker.

OTC Bulletin Board transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the OTC Bulletin Board, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders (an order to buy or sell a specific number of shares at the current market price) it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and execution of such order.

Because OTC Bulletin Board stocks are usually not followed by analysts, there may be lower trading volume than for Nasdaq-listed securities.

29

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 100,000,000 shares, of which 95,000,000 shares are designated as common stock and 5,000,000 shares are designated as preferred stock. As of February 10, 2012, there were issued and outstanding 4,000,000 shares of common stock and no shares of preferred stock.

The following summary of the material provisions of our common stock, preferred stock, certificate of incorporation and by-laws is qualified by reference to the provisions of our certificate of incorporation and by-laws included as exhibits to the registration statement of which this prospectus is a part.

Common Stock

Holders of our common stock are entitled to one vote per share. Our certificate of incorporation does not provide for cumulative voting. Holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of legally available funds. However, the current policy of our board of directors is to retain earnings, if any, for the operation and expansion of the company. Upon liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all of our assets which are legally available for distribution, after payment of or provision for all liabilities and the liquidation preference of any outstanding preferred stock. The holders of our common stock have no preemptive, subscription, redemption or conversion rights. All issued and outstanding shares of common stock are fully-paid and non-assessable.

Preferred Stock

Our certificate of incorporation authorizes the issuance of up to 5,000,000 shares of preferred stock with designations, rights and preferences as may be determined from time to time by our board of directors (commonly known as “blank check” preferred stock). The board may, without stockholder approval, issue preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of our common stockholder and may assist management in impeding an unfriendly takeover or attempted changes in control.

Transfer Agent

The transfer agent and registrar for our common stock is VStock Transfer, LLC, Cedarhurst, New York.

Anti-Takeover Law, Limitations of Liability and Indemnification

Delaware Anti-Takeover Law. We are subject to the provisions of the Delaware General Corporation Law concerning corporate takeovers. This section prevents many Delaware corporations from engaging in a business combination with any interested stockholder, under specified circumstances. For these purposes, a business combination includes a merger or sale of more than 10% of our assets, and an interested stockholder includes a stockholder who owns 15% or more of our outstanding voting stock, as well as affiliates and associates of these persons. Under these provisions, this type of business combination is prohibited for three years following the date that the stockholder became an interested stockholder unless:

•	the transaction in which the stockholder became an interested stockholder is approved by the board of directors prior to the date the interested stockholder attained that status,

•	upon consummation of the transaction that resulted in the stockholder’s becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction was commenced, excluding those shares owned by persons who are directors and also officers, or

•	on or subsequent to that date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

30

This statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.

Limited Liability and Indemnification. Our certificate of incorporation eliminates the personal liability of our directors for monetary damages arising from a breach of their fiduciary duty as directors to the fullest extent permitted by Delaware law. This limitation does not affect the availability of equitable remedies, such as injunctive relief or rescission. Our certificate of incorporation requires us to indemnify our directors and officers to the fullest extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary under Delaware law.

Under Delaware law, we may indemnify our directors or officers or other persons who were, are or are threatened to be made a named defendant or respondent in a proceeding because the person is or was our director, officer, employee or agent, if we determine that the person:

•	conducted himself or herself in good faith,

•	reasonably believed, in the case of conduct in his or her official capacity as our director or officer, that his or her conduct was in our best interests, and, in all other cases, that his or her conduct was at least not opposed to our best interests, and

•	in the case of any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

These persons may be indemnified against expenses, including attorneys fees, judgments, fines, including excise taxes, and amounts paid in settlement, actually and reasonably incurred, by the person in connection with the proceeding. If the person is found liable to the corporation, no indemnification shall be made unless the court in which the action was brought determines that the person is fairly and reasonably entitled to indemnity in an amount that the court will establish.

Disclosure of SEC Position on Indemnification for Securities Act Liabilities. Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the above provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

31

SHARES AVAILABLE FOR FUTURE SALE

As of February 10, 2012, we had 4,000,000 shares of common stock outstanding. All shares sold in this offering will be freely tradeable without restriction or further registration under the Securities Act, unless they are purchased by our “affiliates,” as that term is defined in Rule 144 promulgated under the Securities Act.

The outstanding shares of our common stock not included in this prospectus will be available for sale in the public market as follows:

Public Float

Of our outstanding shares, all are owned by Tatum L. Morita, our President, Chief Executive Officer and Chief Financial Officer. We have no public float at this time.

Rule 144

In general, under Rule 144, as currently in effect, a person who has beneficially owned shares of our common stock for at least six months, including the holding period of prior owners other than affiliates, is entitled to sell his or her shares without any volume limitations; an affiliate, however, can sell such number of shares within any three-month period as does not exceed the greater of:

•	1% of the number of shares of our common stock then outstanding, which equaled 40,000 shares as of February 10, 2012, or

•	the average weekly trading volume of our common stock on the OTC Bulletin Board during the four calendar weeks preceding the filing of a notice on Form 144 with respect to that sale.

Sales under Rule 144 are also subject to manner-of-sale provisions, notice requirements and the availability of current public information about us. In order to effect a Rule 144 sale of our common stock, our transfer agent will require an opinion from legal counsel. We may charge a fee to persons requesting sales under Rule 144 to obtain the necessary legal opinions.

As of February 10, 2012, no shares of our common stock are available for sale under Rule 144.

Restrictions on the Use of Rule 144 by Former Shell Companies

Rule 144 restricts the resale of securities issued by any issuer (such as us) that has been at any time previously a shell company, except, however, if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

Accordingly, holders of restricted securities will be unable to sell their securities under Rule 144 prior to __________, 2012.

32

LEGAL MATTERS

Greenberg Traurig, LLP, New York, New York, will pass upon the validity of the shares of common stock offered by this prospectus as our legal counsel.

EXPERTS

The financial statements included in this prospectus and in the registration statement of which this prospectus is a part have been audited by Li & Company, PC, independent registered public accountants, to the extent and for the period set forth in the report of such firm contained in this prospectus and in the registration statement of which this prospectus is a part. All such financial statements have been included in reliance upon such report given upon the authority of such firm as experts in auditing and accounting.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

33

Gold Party Payday, Inc.

(A Development Stage Company)

Index to Consolidated Financial Statements

Contents	Page(s)

Report of Independent Registered Public Accounting Firm	F-2

Consolidated Balance Sheet at September 30, 2011	F-3

Consolidated Statement of Operations for the Period from August 16, 2011 (Inception) through September 30, 2011	F-4

Consolidated Statement of Member’s and Stockholder’s Equity for the Period from August 16, 2011 (Inception) through September 30, 2011	F-5

Consolidated Statement of Cash Flows for the Period from August 16, 2011 (Inception) through September 30, 2011	F-6

Notes to the Consolidated Financial Statements	F-7

Interim Financial Statements for the Three Months Ended December 31, 2011, and for the Period from August 16, 2011 (Inception) through December 31, 2011 (Unaudited)	F-16

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholder of

Gold Party Payday, Inc.

(A development stage company)

Lexington, Kentucky

We have audited the accompanying consolidated balance sheet of Gold Party Payday, Inc., a development stage company, (the “Company”) as of September 30, 2011 and the related consolidated statements of operations, member’s and stockholder’s equity and cash flows for the period from August 16, 2011 (inception) through September 30, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of September 30, 2011 and the results of its operations and its cash flows for the period from August 16, 2011 (inception) through September 30, 2011 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company had a deficit accumulated during the development stage at September 30, 2011 and had a net loss and net cash used in operating activities for the period from August 16, 2011 (inception) through September 30, 2011. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Li & Company, PC

Li & Company, PC

Skillman, New Jersey

February 10, 2012

F-2

Gold Party Payday, Inc.

( A Development Stage Company)

Consolidated Balance Sheet

September 30, 2011

ASSETS
CURRENT ASSETS:
Cash	$2,006
Prepaid expenses	325

Total Current Assets	2,331

Total Assets	$2,331

LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES:
Accounts payable	$—

Total Current Liabilities	—

STOCKHOLDER'S EQUITY:
Preferred stock: $0.000001 par value; 5,000,000 shares authorized;
none issued or outstanding	—
Common stock: $0.000001 par value; 95,000,000 shares authorized;
4,000,000 shares issued and outstanding	4
Additional paid-in capital	2,733
Deficit accumulated during the development stage	(406)

Total Stockholder's Equity	2,331

Total Liabilities and Stockholder's Equity	$2,331

See accompanying notes to the consolidated financial statements.

F-3

Gold Party Payday, Inc.

( A Development Stage Company)

Consolidated Statement of Operations

For the Period from
August 16, 2011
(inception) through
September 30, 2011

Revenue earned during the development stage	$52,195

Cost of goods sold	52,152

Gross profit	43

Operating expenses:
Professional fees	425
General and administrative expenses	37

Total operating expenses	462

Loss before income taxes	(419)

Income taxes provision	—

Net loss	$(419)

Pro forma financial information (unaudited):

Loss before income taxes	(419)

Income taxes provision	—

Net loss	$(419)

Net loss per common share:
- Basic and diluted	$(0.00)

Weighted average common shares outstanding:
- Basic and diluted	4,000,000

See accompanying notes to the consolidated financial statements.

F-4

Gold Party Payday, Inc.

( A Development Stage Company)

Consolidated Statement of Member's and Stockholder's Equity

For the Period from August 16, 2011 (Inception) through September 30, 2011

		Common Stock, $0.000001 Par Value		Additional	Earnings (Deficit) Accumulated during the	Total Member's and
	Member	Number of		Paid-in	Development	Stockholder's
	Interest	Shares	Amount	Capital	Stage	Equity

August 16, 2011 (Inception)	$—	—	$—	$—	$—	$—

Member capital contribution for the period
from August 16, 2011 (inception) through September 18, 2011	2,750					2,750

Net income for the period
from August 16, 2011 (inception) through September 18, 2011					(13)	(13)

Shares issued to LLC member for LLC
membership interest upon formation the Company	—	4,000,000	4	(4)		—

Reclassification of LLC member capital
as additional paid-in capital	(2,750)			2,750		—

Reclassification of LLC undistributed earnings at September 18, 2011
as additional paid-in capital				(13)	13	—

Net loss for the period
from September 18, 2011 through September 30, 2011					(406)	(406)

Balance, September 30, 2011	$—	4,000,000	$4	$2,733	$(406)	$2,331

  See accompanying notes to the consolidated financial statements.

F-5

Gold Party Payday, Inc.

( A Development Stage Company)

Consolidated Statement of Cash Flows

For the Period from
August 16, 2011
(inception) through
September 30, 2011

Cash flows from operating activities:
Net loss	$(419)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Prepaid expenses	(325)

Net cash used in operating activities	(744)

Cash flows from financing activities:
Capital contribution	2,750

Net cash provided by financing activities	2,750

Net change in cash	2,006

Cash at beginning of period	—

Cash at end of period	$2,006

Supplemental disclosure of cash flows information:
Interest paid	$—
Income tax paid	$—

 See accompanying notes to the consolidated financial statements.

F-6

Gold Party Payday, Inc.

 (A Development Stage Company)

September 30, 2011

Notes to the Consolidated Financial Statements

Note 1 - Organization and Operations

Gold Party Payday, LLC

Gold Party Payday, LLC, a development stage company, (“LLC” or “Predecessor”) was organized as a Limited Liability Company on August 16, 2011 under the laws of the State of Kentucky. The LLC organizes events and parties in which guests bring their unwanted jewelry, scrap gold and silver, and other gold and silver items to sell to the LLC.  The LLC’s events are centered around home parties hosted primarily by individuals.  The LLC also supports organizations by holding fundraising events hosted by churches and other charitable or religious organizations (the “Event Host(s)”).  A “Gold Party Payday” event host typically receives 10% of the gross proceeds received at the event.  The Event Host also receives a bonus equal to 5% of the gross proceeds received at any parties or events that are booked by guests who attended the original event.

Gold Party Payday, Inc.

Gold Party Payday, Inc. (the “Company”) was incorporated on September 19, 2011 under the laws of the State of Delaware for the sole purpose of acquiring all of the outstanding membership units of Gold Party Payday, LLC. Upon formation, the Company issued an aggregate of 4,000,000 shares of the newly formed corporation’s common stock to the member of the LLC for all of the outstanding membership units of Gold Party Payday, LLC. No value was given to the stock issued by the newly formed corporation.  Therefore, the shares were recorded to reflect the $.000001 par value and paid in capital was recorded as a negative amount of ($4).   The acquisition process utilizes the capital structure of the Company and the assets and liabilities of Gold Party Payday, LLC, which are recorded at historical cost.

The Company applied paragraph 505-10-S99-3 of the FASB Accounting Standards Codification (formerly Topic 4B of the Staff Accounting Bulletins (“SAB”) (“SAB Topic 4B”) issued by the U.S. Securities and Exchange Commission (the “SEC”), by reclassifying the LLC member’s capital account inclusive of capital contributions of $2,750 and LLC’s undistributed earnings and losses of ($13) as of September 18, 2011 to additional paid-in capital.

The accompanying consolidated financial statements have been prepared as if the Company had its corporate capital structure as of the first date of the first period presented.

Note 2 - Summary of Significant Accounting Policies

Basis of Presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Principles of Consolidation

The consolidated financial statements include all accounts of the entities as of the reporting period ending date(s) and for the reporting period(s) as follows:

Entity	Reporting period ending date(s) and reporting period(s)

Gold Party Payday, LLC	As of September 30, 2011 and for the period from August 16, 2011 (inception) through September 30, 2011

Gold Party Payday, Inc.	As of September 30, 2011 and for the period from September 19, 2011 (inception) through September 30, 2011

F-7

All inter-company balances and transactions have been eliminated.

Development Stage Company

The Company is a development stage company as defined by section 915-10-20 of the FASB Accounting Standards Codification. Although the Company recognized nominal amount of revenues, it is still devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced. All losses accumulated since inception have been considered as part of the Company's development stage activities.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amount of revenues and expenses during the reporting period.

The Company’s significant estimates and assumptions include the fair value of financial instruments; revenue recognized or recognizable; sales returns and allowances; income tax rate, income tax provision and valuation allowance of deferred tax assets; and the assumption that the Company will be a going concern. Those significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to those estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly reviews its estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such reviews, and if deemed appropriate, those estimates are adjusted accordingly. Actual results could differ from those estimates.

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

F-8

The carrying amounts of the Company’s financial assets and liabilities, such as cash, prepaid expenses and accounts payable, approximate their fair values because of the short maturity of these instruments.

Transactions involving related parties cannot be presumed to be carried out on an arm's-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm's-length transactions unless such representations can be substantiated.

It is not however, practical to determine the fair value of advances from stockholder due to their related party nature.

Fiscal Year-End

The Company elected September 30 as its fiscal year-end date.

Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

Related Parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the related parties include a. affiliates of the Company; b. entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c. trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d.principal owners of the Company; e. management of the Company; f. other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g. other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a. the nature of the relationship(s) involvedb.  description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c. the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d. mounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

F-9

Commitment and Contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time, that these matters will have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

Revenue Recognition

The Company follows paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company recognizes revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

Income Taxes

The Company was a single member LLC, until September 19, 2011 during which time the Company was treated as a disregarded entity for income tax purposes.  The operating results prior to September 19, 2011 of LLC were included in the income tax return of the Company’s founder.

Effective September 19, 2011, the Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification. Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”). Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

F-10

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying consolidated balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its consolidated balance sheets and provides valuation allowances as management deems necessary.

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, the Company operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

Uncertain Tax Positions

The Company did not take any uncertain tax positions and had no adjustments to its income tax liabilities or benefits pursuant to the provisions of Section 740-10-25 for the period from August 16, 2011 (inception) through September 30, 2011.

Pro Forma Income Tax Information (Unaudited)

Prior to September 19, 2011, the date of recapitalization, the Company was an LLC.  The operating results of the LLC prior to September 19, 2011 were included in the income tax returns of the member of LLC for income tax purposes. The unaudited pro forma income tax amounts, income tax provision, deferred tax assets, and the valuation allowance of deferred tax assets included in the accompanying consolidated statements of operations and the income tax provision note reflect the provision for income taxes which would have been recorded as if the LLC had been incorporated as a C Corporation as of the beginning of the first date presented.

Net Income (Loss) per Common Share

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially dilutive outstanding shares of common stock during the period to reflect the potential dilution that could occur from common shares issuable through contingent share arrangements, stock options and warrants.

There were no potentially dilutive common shares outstanding for the period from August 16, 2011 (inception) through September 30, 2011.

Cash Flows Reporting

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments. The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period pursuant to paragraph 830-230-45-1 of the FASB Accounting Standards Codification.

F-11

Subsequent Events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued. Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

Recently Issued Accounting Pronouncements

In May 2011, the FASB issued the FASB Accounting Standards Update No. 2011-04 “Fair Value Measurement” (“ASU 2011-04”). This amendment and guidance are the result of the work by the FASB and the IASB to develop common requirements for measuring fair value and for disclosing information about fair value measurements in accordance with U.S. GAAP and International Financial Reporting Standards (IFRSs).

This update does not modify the requirements for when fair value measurements apply; rather, they generally represent clarifications on how to measure and disclose fair value under ASC 820, Fair Value Measurement, including the following revisions:

•	An entity that holds a group of financial assets and financial liabilities whose market risk (that is, interest rate risk, currency risk, or other price risk) and credit risk are managed on the basis of the entity’s net risk exposure may apply an exception to the fair value requirements in ASC 820 if certain criteria are met. The exception allows such financial instruments to be measured on the basis of the reporting entity’s net, rather than gross, exposure to those risks.

•	In the absence of a Level 1 input, a reporting entity should apply premiums or discounts when market participants would do so when pricing the asset or liability consistent with the unit of account.

•	Additional disclosures about fair value measurements.

The amendments in this Update are to be applied prospectively and are effective for public entity during interim and annual periods beginning after December 15, 2011.

In June 2011, the FASB issued the FASB Accounting Standards Update No. 2011-05 “Comprehensive Income” (“ASU 2011-05”), which was the result of a joint project with the IASB and amends the guidance in ASC 220, Comprehensive Income, by eliminating the option to present components of other comprehensive income (OCI) in the statement of stockholders’ equity. Instead, the new guidance now gives entities the option to present all non-owner changes in stockholders’ equity either as a single continuous statement of comprehensive income or as two separate but consecutive statements. Regardless of whether an entity chooses to present comprehensive income in a single continuous statement or in two separate but consecutive statements, the amendments require entities to present all reclassification adjustments from OCI to net income on the face of the statement of comprehensive income.

The amendments in this Update should be applied retrospectively and are effective for public entity for fiscal years, and interim periods within those years, beginning after December 15, 2011.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

Note 3 – Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

F-12

As reflected in the accompanying consolidated financial statements, the Company had a deficit accumulated during the development stage at September 30, 2011, a net loss and net cash used in operating activities for the period from August 16, 2011 (inception) through September 30, 2011, respectively.

While the Company is attempting to commence operations and generate sufficient revenues, the Company’s cash position may not be sufficient enough to support the Company’s daily operations. Management intends to raise additional funds by way of a private or public offering. Management believes that the actions presently being taken to further implement its business plan and generate sufficient revenues provide the opportunity for the Company to continue as a going concern. While the Company believes in the viability of its strategy to generate sufficient revenues and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate sufficient revenues.

The consolidated financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 4 – Stockholder’s Equity

Shares Authorized

Upon formation the total number of shares of all classes of stock which the Company is authorized to issue is One Hundred Million (100,000,000) shares of which Five Million (5,000,000) shares shall be Preferred Stock, par value $0.000001 per share, and Ninety Five Million (95,000,000) shares shall be Common Stock, par value $0.000001 per share.

Common Stock

On September 19, 2011, upon formation, the Company issued an aggregate of 4,000,000 shares of the newly formed corporation’s common stock to the member of the LLC for all of the outstanding membership units of Gold Party Payday, LLC. No value was given to the stock issued by the newly formed corporation.  Therefore, the shares were recorded to reflect the $.000001 par value and paid in capital was recorded as a negative amount of ($4).

Capital Contribution

On September 19, 2011, as part of the recapitalization, the Company applied paragraph 505-10-S99-3 of the FASB Accounting Standards Codification (formerly Topic 4B of the Staff Accounting Bulletins (“SAB”) (“SAB Topic 4B”) issued by the U.S. Securities and Exchange Commission (the “SEC”), by reclassifying the LLC member’s capital account inclusive of capital contributions of $2,750 and LLC’s undistributed earnings and losses of ($13) as of September 18, 2011 to additional paid-in capital.

Note 5 – Related Party Transactions

Free Office Space

The Company has been provided office space by its Chief Executive Officer at no cost. The management determined that such cost is nominal and did not recognize the rent expense in its financial statement.

Note 6 – Income Taxes

Deferred Tax Assets

At September 30, 2011, the Company had net operating loss (“NOL”) carry–forwards for Federal income tax purposes of $406 that may be offset against future taxable income through 2031. No tax benefit has been reported with respect to these net operating loss carry-forwards in the accompanying consolidated financial statements because the Company believes that the realization of the Company’s net deferred tax assets of approximately $138 was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are fully offset by the full valuation allowance.

F-13

Deferred tax assets consist primarily of the tax effect of NOL carry-forwards. The Company has provided a full valuation allowance on the deferred tax assets because of the uncertainty regarding its realization.  The valuation allowance increased approximately $138 for the period from September 19, 2011 (date of recapitalization) through September 30, 2011.

Components of deferred tax assets at September 30, 2011 are as follows:

September 30, 2011

Net deferred tax assets – Non-current:

Expected income tax benefit from NOL carry-forwards	$138

Less valuation allowance	(138)

Deferred tax assets, net of valuation allowance	$-

Income Taxes in the Consolidated Statements of Operations

A reconciliation of the federal statutory income tax rate and the effective income tax rate as a percentage of income before income taxes is as follows:

For the Period from September 19, 2011 (Re- capitalization) through September 30, 2011

Federal statutory income tax rate	34.0%

Change in valuation allowance on net operating loss carry-forwards	(34.0)%

Effective income tax rate	0.0%

Pro Forma Income Tax Information (Unaudited)

The unaudited pro forma income tax amounts, deferred tax assets and income tax rate included in the accompanying consolidated statements of operations and related income tax reflect the provision for income taxes which would have been recorded if the Company had been incorporated as a C Corporation as of the beginning of the first date presented.

Pro Forma Deferred Tax Assets

If the Company had been incorporated as a C Corporation as of the beginning of the first date presented, at September 30, 2011, the Company would have had net operating loss (“NOL”) carry–forwards for Federal income tax purposes of $419 that may be offset against future taxable income through 2031. No tax benefit would have been reported with respect to these net operating loss carry-forwards in the accompanying consolidated financial statements because the Company believes that the realization of the Company’s net deferred tax assets of approximately $142 was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are fully offset by the full valuation allowance.

F-14

Deferred tax assets would consist primarily of the tax effect of NOL carry-forwards. The Company would have provided a full valuation allowance on the deferred tax assets because of the uncertainty regarding its realization.  The valuation allowance would have increased approximately to $142 for the period from August 16, 2011 (inception) through September 30, 2011.

Components of deferred tax assets at September 30, 2011 would have been as follows:

September 30, 2011

Net deferred tax assets – Non-current:

Expected income tax benefit from NOL carry-forwards	$142

Less valuation allowance	(142)

Deferred tax assets, net of valuation allowance	$-

Pro Forma Income Taxes in the Consolidated Statements of Operations

A reconciliation of the federal statutory income tax rate and the effective income tax rate as a percentage of income before income taxes would have been as follows:

For the Period from August 16, 2011 (inception) through September 30, 2011

Federal statutory income tax rate	34.0%

Change in valuation allowance on net operating loss carry-forwards	(34.0)%

Effective income tax rate	0.0%

Note 7 – Subsequent Events

The Company has evaluated all events that occur after the balance sheet date through the date when the financial statements were issued to determine if they must be reported. The Management of the Company determined that there were no reportable subsequent events to be disclosed.

F-15

Gold Party Payday, Inc.

( A Development Stage Company)

Consolidated Balance Sheets

	December 31, 2011	September 30, 2011
	(Unaudited)

ASSETS
CURRENT ASSETS:
Cash	$968	$2,006
Prepaid expenses	—	325
Inventory	978	—

Total Current Assets	1,946	2,331

Total Assets	$1,946	$2,331

LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES:
Accrued expenses	$195	$—

Total Current Liabilities	195	—

STOCKHOLDER'S EQUITY:
Preferred stock: $0.000001 par value; 5,000,000 shares authorized;
none issued or outstanding	—	—
Common stock: $0.000001 par value; 95,000,000 shares authorized;
4,000,000 shares issued and outstanding	4	4
Additional paid-in capital	2,733	2,733
Deficit accumulated during the development stage	(986)	(406)

Total Stockholder's Equity	1,751	2,331

Total Liabilities and Stockholder's Equity	$1,946	$2,331

 See accompanying notes to the consolidated financial statements.

F-16

 Gold Party Payday, Inc.

 ( A Development Stage Company)

 Consolidated Statement of Operations

	For the Three Months	For the Period from August 16, 2011
	Ended	(inception) through
	December 31, 2011	December 31, 2011
	(Unaudited)

Revenue earned during the development stage	$—	$52,195

Cost of goods sold	—	52,152

Gross profit	—	43

Operating expenses:
Professional fees	520	945
General and administrative expenses	60	97

Total operating expenses	580	1,042

Loss before income taxes	(580)	(999)

Income taxes provision	—	—

Net loss	$(580)	$(999)

Pro forma financial information (unaudited):

Loss before income taxes		(999)

Income taxes provision		—

Net loss		$(999)

Net loss per common share:
- Basic and diluted	$(0.00)

Weighted average common shares outstanding:
- Basic and diluted	4,000,000

 See accompanying notes to the consolidated financial statements.

F-17

Gold Party Payday, Inc.

( A Development Stage Company)

Consolidated Statement of Member's and Stockholder's Equity

For the Period from August 16, 2011 (Inception) through December 31, 2011

(Unaudited)

		Common Stock, $0.000001 Par Value		Additional	Earnings (Deficit) Accumulated during the	Total Member's and
	Member	Number of		Paid-in	Development	Stockholder's
	Interest	Shares	Amount	Capital	Stage	Equity

August 16, 2011 (Inception)	$—	—	$—	$—	$—	$—

Member capital contribution for the period
from August 16, 2011 (inception) through September 18, 2011	2,750					2,750

Net income for the period
from August 16, 2011 (inception) through September 18, 2011					(13)	(13)

Shares issued to LLC member for LLC
membership interest upon formation the Company	—	4,000,000	4	(4)		—

Reclassification of LLC member capital
as additional paid-in capital	(2,750)			2,750		—

Reclassification of LLC undistributed earnings at September 18, 2011
as additional paid-in capital				(13)	13	—

Net loss for the period
from September 18, 2011 through September 30, 2011					(406)	(406)

Balance, September 30, 2011	—	4,000,000	4	2,733	(406)	2,331

Net loss					(580)	(580)

Balance, December 31, 2011	$—	4,000,000	$4	$2,733	$(986)	$1,751

  See accompanying notes to the consolidated financial statements.

F-18

 Gold Party Payday, Inc.

 ( A Development Stage Company)

 Consolidated Statement of Cash Flows

	For the Three Months	For the Period from August 16, 2011
	Ended	(inception) through
	December 31, 2011	December 31, 2011
	(Unaudited)

Cash flows from operating activities:
Net loss	$(580)	$(999)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Prepaid expenses	325	—
Inventory	(978)	(978)
Accrued expenses	195	195

Net cash used in operating activities	(1,038)	(1,782)

Cash flows from financing activities:
Capital contribution	—	2,750

Net cash provided by financing activities	—	2,750

Net change in cash	(1,038)	968

Cash at beginning of period	2,006	—

Cash at end of period	$968	$968

Supplemental disclosure of cash flows information:
Interest paid	$—	$—
Income tax paid	$—	$—

See accompanying notes to the consolidated financial statements.

F-19

Gold Party Payday, Inc.

(A Development Stage Company)

December 31, 2011

Notes to the Consolidated Financial Statements

(Unaudited)

Note 1 - Organization and Operations

Gold Party Payday, LLC

Gold Party Payday, LLC, a development stage company, (“LLC” or “Predecessor”) was organized as a Limited Liability Company on August 16, 2011 under the laws of the State of Kentucky. The LLC organizes events and parties in which guests bring their unwanted jewelry, scrap gold and silver, and other gold and silver items to sell to the LLC.  The LLC’s events are centered around home parties hosted primarily by individuals.  The LLC also supports organizations by holding fundraising events hosted by churches and other charitable or religious organizations (the “Event Host(s)”).  A “Gold Party Payday” event host typically receives 10% of the gross proceeds received at the event.  The Event Host also receives a bonus equal to 5% of the gross proceeds received at any parties or events that are booked by guests who attended the original event.

Gold Party Payday, Inc.

Gold Party Payday, Inc. (the “Company”) was incorporated on September 19, 2011 under the laws of the State of Delaware for the sole purpose of acquiring all of the outstanding membership units of Gold Party Payday, LLC. Upon formation, the Company issued an aggregate of 4,000,000 shares of the newly formed corporation’s common stock to the member of the LLC for all of the outstanding membership units of Gold Party Payday, LLC. No value was given to the stock issued by the newly formed corporation.  Therefore, the shares were recorded to reflect the $.000001 par value and paid in capital was recorded as a negative amount of ($4).   The acquisition process utilizes the capital structure of the Company and the assets and liabilities of Gold Party Payday, LLC, which are recorded at historical cost.

The Company applied paragraph 505-10-S99-3 of the FASB Accounting Standards Codification (formerly Topic 4B of the Staff Accounting Bulletins (“SAB”) (“SAB Topic 4B”) issued by the U.S. Securities and Exchange Commission (the “SEC”), by reclassifying the LLC member’s capital account inclusive of capital contributions of $2,750 and LLC’s undistributed earnings and losses of ($13) as of September 18, 2011 to additional paid-in capital.

The accompanying consolidated financial statements have been prepared as if the Company had its corporate capital structure as of the first date of the first period presented.

Note 2 - Summary of Significant Accounting Policies

Basis of presentation – unaudited interim financial information

The accompanying unaudited interim consolidated financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for the interim financial information, and with the rules and regulations of the United States Securities and Exchange Commission (“SEC”) to Form 10-Q and Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. The unaudited interim financial statements furnished reflect all adjustments (consisting of normal recurring accruals) which are, in the opinion of management, necessary to a fair statement of the results for the interim period presented. Unaudited interim results are not necessarily indicative of the results for the full fiscal year. These consolidated financial statements should be read in conjunction with the consolidated financial statements of the Company for the period from August 16, 2011 (inception) through September 30, 2011 and notes thereto contained in the information filed as part of the Company’s Registration Statement on Form S-1, of which this Prospectus is a part.

F-20

Principles of Consolidation

The consolidated financial statements include all accounts of the entities as of the reporting period ending date(s) and for the reporting period(s) as follows:

Entity	Reporting period ending date(s) and reporting period(s)

Gold Party Payday, LLC	As of December 31, 2011 and September 30, 2011, for the Three Months Ended December 31, 2011, and for the Period from August 16, 2011 (Inception) through December 31, 2011

Gold Party Payday, Inc.	As of December 31, 2011 and September 30, 2011, for the Three Months Ended December 31, 2011, and for the period from September 19, 2011 (inception) through December 31, 2011

All inter-company balances and transactions have been eliminated.

Development Stage Company

The Company is a development stage company as defined by section 915-10-20 of the FASB Accounting Standards Codification. Although the Company recognized nominal amount of revenues, it is still devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced. All losses accumulated since inception have been considered as part of the Company's development stage activities.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amount of revenues and expenses during the reporting period.

The Company’s significant estimates and assumptions include the fair value of financial instruments; inventory valuation and obsolescence; revenue recognized or recognizable; sales returns and allowances; income tax rate, income tax provision and valuation allowance of deferred tax assets; and the assumption that the Company will be a going concern. Those significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to those estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly reviews its estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such reviews, and if deemed appropriate, those estimates are adjusted accordingly. Actual results could differ from those estimates.

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

F-21

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the Company’s financial assets and liabilities, such as cash, prepaid expenses and accounts payable, approximate their fair values because of the short maturity of these instruments.

Transactions involving related parties cannot be presumed to be carried out on an arm's-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm's-length transactions unless such representations can be substantiated.

It is not however, practical to determine the fair value of advances from stockholder due to their related party nature.

Fair Value of Non-Financial Assets or Liabilities Measured on a Recurring Basis

The Company’s non-financial assets include inventories. The Company identifies potentially excess and slow-moving inventories by evaluating turn rates, inventory levels and other factors. Excess quantities are identified through evaluation of inventory aging, review of inventory turns and historical sales experiences. The Company provides lower of cost or market reserves for such identified excess and slow-moving inventories. The Company establishes a reserve for inventory shrinkage, if any, based on the historical results of physical inventory cycle counts.

Fiscal Year-End

The Company elected September 30 as its fiscal year-end date.

Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

Inventories

The Company values inventories, consisting of raw materials, packaging material and finished goods, at the lower of cost or market. Cost is determined on the first-in and first-out (“FIFO”) method for raw materials and packaging materials and the weighted average cost method for finished goods. Cost of finished goods comprises direct labor, direct materials, direct production cost and an allocated portion of production overhead. The Company reduces inventories for the diminution of value, resulting from product obsolescence, damage or other issues affecting marketability, equal to the difference between the cost of the inventory and its estimated market value.  Factors utilized in the determination of estimated market value include (i) current sales data and historical return rates, (ii) estimates of future demand, (iii) competitive pricing pressures, and (vi) component and packaging obsolescence.

F-22

The Company evaluates its current level of inventories considering historical sales and other factors and, based on this evaluation, classify inventory markdowns in the income statement as a component of cost of goods sold pursuant to Paragraph 420-10-S99 of the FASB Accounting Standards Codification to adjust inventories to net realizable value. These markdowns are estimates, which could vary significantly from actual requirements if future economic conditions, customer demand or competition differ from expectations.

Related Parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the related parties include a. affiliates of the Company; b. entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c. trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d.principal owners of the Company; e. management of the Company; f. other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g. other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a. the nature of the relationship(s) involvedb.  description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c. the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d. mounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Commitment and Contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time, that these matters will have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

F-23

Revenue Recognition

The Company follows paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company recognizes revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

Income Taxes

The Company was a single member LLC, until September 19, 2011 during which time the Company was treated as a disregarded entity for income tax purposes.  The operating results prior to September 19, 2011 of LLC were included in the income tax return of the Company’s founder.

Effective September 19, 2011, the Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification. Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”). Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying consolidated balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its consolidated balance sheets and provides valuation allowances as management deems necessary.

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, the Company operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

Uncertain Tax Positions

The Company did not take any uncertain tax positions and had no adjustments to its income tax liabilities or benefits pursuant to the provisions of Section 740-10-25 for the interim period ended December 31, 2011.

Net Income (Loss) per Common Share

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially dilutive outstanding shares of common stock during the period to reflect the potential dilution that could occur from common shares issuable through contingent share arrangements, stock options and warrants.

F-24

There were no potentially dilutive common shares outstanding for the interim period ended December 31, 2011.

Cash Flows Reporting

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments. The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period pursuant to paragraph 830-230-45-1 of the FASB Accounting Standards Codification.

Subsequent Events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued. Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

Recently Issued Accounting Pronouncements

In May 2011, the FASB issued the FASB Accounting Standards Update No. 2011-04 “Fair Value Measurement” (“ASU 2011-04”). This amendment and guidance are the result of the work by the FASB and the IASB to develop common requirements for measuring fair value and for disclosing information about fair value measurements in accordance with U.S. GAAP and International Financial Reporting Standards (IFRSs).

This update does not modify the requirements for when fair value measurements apply; rather, they generally represent clarifications on how to measure and disclose fair value under ASC 820, Fair Value Measurement, including the following revisions:

•	An entity that holds a group of financial assets and financial liabilities whose market risk (that is, interest rate risk, currency risk, or other price risk) and credit risk are managed on the basis of the entity’s net risk exposure may apply an exception to the fair value requirements in ASC 820 if certain criteria are met. The exception allows such financial instruments to be measured on the basis of the reporting entity’s net, rather than gross, exposure to those risks.

•	In the absence of a Level 1 input, a reporting entity should apply premiums or discounts when market participants would do so when pricing the asset or liability consistent with the unit of account.

•	Additional disclosures about fair value measurements.

The amendments in this Update are to be applied prospectively and are effective for public entity during interim and annual periods beginning after December 15, 2011.

F-25

In June 2011, the FASB issued the FASB Accounting Standards Update No. 2011-05 “Comprehensive Income” (“ASU 2011-05”), which was the result of a joint project with the IASB and amends the guidance in ASC 220, Comprehensive Income, by eliminating the option to present components of other comprehensive income (OCI) in the statement of stockholders’ equity. Instead, the new guidance now gives entities the option to present all non-owner changes in stockholders’ equity either as a single continuous statement of comprehensive income or as two separate but consecutive statements. Regardless of whether an entity chooses to present comprehensive income in a single continuous statement or in two separate but consecutive statements, the amendments require entities to present all reclassification adjustments from OCI to net income on the face of the statement of comprehensive income.

The amendments in this Update should be applied retrospectively and are effective for public entity for fiscal years, and interim periods within those years, beginning after December 15, 2011.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

Note 3 – Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the accompanying consolidated financial statements, the Company had a deficit accumulated during the development stage at December 31, 2011, a net loss and net cash used in operating activities for the interim period then ended, respectively, with no revenues earned during the period.

While the Company is attempting to commence operations and generate sufficient revenues, the Company’s cash position may not be sufficient enough to support the Company’s daily operations. Management intends to raise additional funds by way of a private or public offering. Management believes that the actions presently being taken to further implement its business plan and generate sufficient revenues provide the opportunity for the Company to continue as a going concern. While the Company believes in the viability of its strategy to generate sufficient revenues and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate sufficient revenues.

The consolidated financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 4 – Stockholder’s Equity

Shares Authorized

Upon formation the total number of shares of all classes of stock which the Company is authorized to issue is One Hundred Million (100,000,000) shares of which Five Million (5,000,000) shares shall be Preferred Stock, par value $0.000001 per share, and Ninety Five Million (95,000,000) shares shall be Common Stock, par value $0.000001 per share.

Common Stock

On September 19, 2011, upon formation, the Company issued an aggregate of 4,000,000 shares of the newly formed corporation’s common stock to the member of the LLC for all of the outstanding membership units of Gold Party Payday, LLC. No value was given to the stock issued by the newly formed corporation.  Therefore, the shares were recorded to reflect the $.000001 par value and paid in capital was recorded as a negative amount of ($4).

F-26

Capital Contribution

On September 19, 2011, as part of the recapitalization, the Company applied paragraph 505-10-S99-3 of the FASB Accounting Standards Codification (formerly Topic 4B of the Staff Accounting Bulletins (“SAB”) (“SAB Topic 4B”) issued by the U.S. Securities and Exchange Commission (the “SEC”), by reclassifying the LLC member’s capital account inclusive of capital contributions of $2,750 and LLC’s undistributed earnings and losses of ($13) as of September 18, 2011 to additional paid-in capital.

Note 5 – Related Party Transactions

Free Office Space

The Company has been provided office space by its Chief Executive Officer at no cost. The management determined that such cost is nominal and did not recognize the rent expense in its financial statement.

Note 6 – Subsequent Events

The Company has evaluated all events that occur after the balance sheet date through the date when the financial statements were issued to determine if they must be reported. The Management of the Company determined that there were no reportable subsequent events to be disclosed.

F-27

GOLD PARTY PAYDAY, INC.

COMMON STOCK

Prospectus

_____ __, 2012

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

Registration Fees	$9.17
Federal Taxes	—
State Taxes	—
Legal Fees and Expenses	20,000.00
Printing and Engraving Expenses	1,000.00
Blue Sky Fees	1,500.00
Accounting Fees and Expenses	5,000.00
Miscellaneous	2,490.83
Total	$30,000.00

Item 14. Indemnification of Directors and Officers.

Under the General Corporation Law of the State of Delaware, we can indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Our certificate of incorporation provides that, pursuant to Delaware law, our directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty of care to us and our stockholders. This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to us or our stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for any transaction from which the director directly or indirectly derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Our by-laws provide for the indemnification of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. We are not, however, required to indemnify any director or officer in connection with any (a) willful misconduct, (b) willful neglect, or (c) gross negligence toward or on behalf of us in the performance of his or her duties as a director or officer. We are required to advance, prior to the final disposition of any proceeding, promptly on request, all expenses incurred by any director or officer in connection with that proceeding on receipt of any undertaking by or on behalf of that director or officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under our bylaws or otherwise.

We have been advised that, in the opinion of the SEC, any indemnification for liabilities arising under the Securities Act of 1933 is against public policy, as expressed in the Securities Act, and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities.

Pursuant to a Contribution Agreement, dated as of September 20, 2011, Tatum L. Morita contributed to the capital of our company 100% of the outstanding membership interests of Gold Party Payday LLC, a California limited liability company, in exchange for 4,000,000 shares of our common stock, constituting all of our outstanding shares of common stock. The issuance of these shares was deemed exempt from registration under the Securities Act of 1933 in reliance on Section 4(2) of that act as a transaction by an issuer not involving any public offering.

II-1

Item 16. Exhibits and Financial Statement Schedules.

(a)        The exhibits listed in the following Exhibit Index are filed as part of this registration statement.

Exhibit No.	Description

3.1	Certificate of Incorporation of Gold Party Payday, Inc., filed September 19, 2011 with the Secretary of State of the State of Delaware.

3.2	By-laws of Gold Party Payday, Inc.

5.1	Opinion of Greenberg Traurig, LLP, counsel to the registrant, as to the legality of the shares of common stock.

10.1	Form of Subscription Agreement.

10.2	Contribution Agreement.

10.3	Form of Agreement between Gold Party Payday, Inc. and Tatum L. Morita.

14.1	Code of Business Conduct and Ethics.

14.2	Code of Ethics for the CEO and Senior Financial Officers.

21.1	Subsidiaries of Gold Party Payday, Inc.

23.1	Consent of Greenberg Traurig, LLP (included in the opinion filed as Exhibit 5.1).

23.2	Consent of Li & Company, PC, independent registered public accountants.

(b)        The financial statement schedules are either not applicable or the required information is included in the financial statements and footnotes related thereto.

Item 17. Undertakings.

A.           The undersigned registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)        To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)       To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

II-2

(iii)      To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)          That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)          Intentionally omitted.

(5)          That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)        Intentionally omitted.

(ii)       If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)          That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)        Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424.

(ii)       Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)      The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

II-3

(iv)       Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B.           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

II-4

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, in the City of Lexington, State of Kentucky, on February 10, 2012.

GOLD PARTY PAYDAY, INC.

By:	/s/ Tatum L. Morita
Tatum L. Morita
President, Chief Executive Officer and Chief Financial Officer
(principal executive officer and principal financial and accounting officer)

POWER OF ATTORNEY

We, the undersigned officers and directors of Gold Party Payday, Inc., hereby severally constitute and appoint Tatum L. Morita and Richard J. Hitt, and each of them (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution, for us and in our stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents, or any of them, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

	President, Chief	February 10, 2012
/s/ Tatum L. Morita	Executive Officer, Chief
Tatum L. Morita	Financial Officer and
Director
(principal executive
officer and principal
financial and accounting
officer)

/s/ Richard J. Hitt	Secretary and Director	February 10, 2012
Richard J. Hitt